Exhibit 10.2

Execution Version

DEBTOR-IN-POSSESSION

PLEDGE AND SECURITY AND

INTERCREDITOR AGREEMENT

Dated as of August 6, 2015

between

ALPHA NATURAL RESOURCES, INC.,

the Debtor-in-Possession, as a Grantor,

EACH OF THE OTHER GRANTORS

FROM TIME TO TIME PARTY HERETO,

CITIBANK, N.A.,

as Term Agent, Term LC Agent,

and Bonding LC Agent,

and

EACH OF THE OTHER AGENTS FROM

FROM TIME TO TIME PARTY HERETO,

as a Revolving Agent and/or

a Second Out Agent

TABLE OF CONTENTS

		Page

ARTICLE 1
DEFINITIONS AND INTERPRETATIONS

Section 1.01.	General Definitions	2
Section 1.02.	Definitions; Interpretation	13

ARTICLE 2
GRANT OF SECURITY

Section 2.01.	Grant of Security in Collateral	14
Section 2.02.	Certain Limited Exclusions to Collateral	15

ARTICLE 3
SECURITY FOR OBLIGATIONS; PRIORITIES

Section 3.01.	Security for Obligations	16
Section 3.02.	Continuing Liability Under Collateral	16
Section 3.03.	Lien Priorities	16
Section 3.04.	Contesting Liens	18

ARTICLE 4
CERTAIN PERFECTION REQUIREMENTS

Section 4.01.	Delivery Requirements	18
Section 4.02.	[Reserved]	19
Section 4.03.	Intellectual Property Recording Requirements	19
Section 4.04.	Other Actions	19

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Section 5.01.	Grantor Information and Status	20
Section 5.02.	Collateral Identification, Special Collateral	20
Section 5.03.	Ownership of Collateral and Absence of Other Liens	21
Section 5.04.	Status of Security Interests	21
Section 5.05.	Goods & Receivables	21
Section 5.06.	Pledged Equity Interests, Investment Related Property	22
Section 5.07.	Intellectual Property	22

ARTICLE 6
COVENANTS AND AGREEMENTS

Section 6.01.	Grantor Information & Status	24
Section 6.02.	Collateral Identification; Special Collateral	24

i

ARTICLE 11
AMENDMENTS TO AGREEMENT

Section 11.01.	Amendments of Pledge, Security and Intercreditor Agreement	48

ARTICLE 12
AGENCY

Section 12.01.	Agents	48

ARTICLE 13
CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

ARTICLE 14
STANDARD OF CARE; AGENTS MAY PERFORM

ARTICLE 15
MISCELLANEOUS

Section 15.01.	Joinder of Revolving Agent and Second Out Agent	50
Section 15.02.	Subordination Agreement	50
Section 15.03.	Reinstatement	50
Section 15.04.	Notices; No Waiver; Rights Cumulative; Etc.	50
Section 15.05.	Successors and Assigns; Entire Agreement, Etc.	51
Section 15.06.	Consensual Plan Treatment in Respect of the Second Out Obligations	51
Section 15.07.	Counterparts	51
Section 15.08.	GOVERNING LAW	51
Section 15.09.	JURISDICTION; VENUE; SERVICE; WAIVER OF JURY TRIAL	51

SCHEDULE 5.1	GENERAL INFORMATION
SCHEDULE 5.2	COLLATERAL IDENTIFICATION
SCHEDULE 5.5	GOVERNMENT RECEIVABLES; LOCATION OF EQUIPMENT AND INVENTORY
SCHEDULE 6.9	AS-EXTRACTED COLLATERAL

EXHIBIT A	PLEDGE SUPPLEMENT
EXHIBIT B	TRADEMARK SECURITY AGREEMENT
EXHIBIT C	COPYRIGHT SECURITY AGREEMENT
EXHIBIT D	PATENT SECURITY AGREEMENT

This DEBTOR-IN-POSSESSION PLEDGE AND SECURITY AND INTERCREDITOR AGREEMENT, dated as of August 6, 2015 (this “Agreement”), between ALPHA NATURAL RESOURCES, INC., a Delaware corporation (the “Borrower”), each of the subsidiaries of the Borrower party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (together with the Borrower, the “Grantors”), CITIBANK, N.A., as administrative and collateral agent for the Term Secured Parties (in such capacities, together with its successors and permitted assigns, the “Term Agent”), as administrative and collateral agent for the Term LC Secured Parties (in such capacities, together with its successors and permitted assigns, the “Term LC Agent”), and as administrative and collateral agent for the Bonding LC Secured Parties (in such capacities, together with its successors and permitted assigns, the “Bonding LC Agent”), and any additional agent or representative of indebtedness that becomes party hereto from time to time, as administrative and collateral agent for the Revolving Secured Parties (in such capacities, together with its successors and permitted assigns, the “Revolving Agent”) and/or as administrative and collateral agent for the Second Out Secured Parties (in such capacities, together with its successors and permitted assigns, the “Second Out Agent”).

RECITALS:

WHEREAS, reference is made to that certain Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of the date hereof (as it may be amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time, the “First Out Credit Agreement”), by and among the Borrower, certain Subsidiaries of the Borrower, as guarantors, the lenders under the term loan facility party thereto from time to time (the “Term Lenders”), the letter of credit issuer under the cash collateralized bonding accommodation letter of credit facility party thereto (the “Bonding LC Issuer”), the letter of credit issuer under the cash collateralized term letter of credit facility party thereto (the “Term LC Issuer”), Citibank, N.A., in its capacities as Term Agent, Bonding LC Agent and Term LC Agent and the other parties thereto.

WHEREAS, pursuant to the First Out Credit Agreement, and on the terms and conditions set forth therein, the Borrower and the appropriate Agents may, after the date hereof, amend the First Out Credit Agreement to add an asset-based revolving credit facility (which may include a related letter of credit facility) to such First Out Credit Agreement (to the extent consummated, the “Future ABL Facility” and any lenders and letter of credit issuers under such Future ABL Facility, the “Revolving Lenders”).

WHEREAS, the First Out Credit Agreement permits the Borrower to enter into the Second Out Facility (as defined in the First Out Credit Agreement) to backstop, renew and replace certain pre-petition letters of credit (the credit agreement that may be entered into in connection therewith, as it may be thereafter amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement, the “Second Out Credit Agreement” and, together with the First Out Credit Agreement, the “Credit Agreements” and any lenders and letter of credit issuers under such future Second Out Credit Agreement the “Second Out Lenders”), subject to the conditions set forth in the First Out Credit Agreement.

WHEREAS, subject to the terms and conditions of the First Out Credit Agreement, certain Grantors have or may from time to time enter into one or more Secured Hedge Agreements with one or more Hedge Banks and one or more Secured Cash Management Agreements with one or more Cash Management Banks.

WHEREAS, in consideration of (i) the extensions of credit and other accommodations of the Revolving Lenders (if any), the Term Lenders, the Term LC Issuer, the Bonding LC Issuer, Hedge Banks

and Cash Management Banks as set forth in the First Out Credit Agreement, the First Out Secured Hedge Agreements and First Out Secured Cash Management Agreements, respectively, and (ii) the extensions of credit and other accommodations of the Second Out Lenders to be set forth in the Second Out Credit Agreement (if consummated), each Grantor has agreed to supplement the Orders, without in any way diminishing or limiting the effect of the Orders or the security interests, pledges and Liens granted thereunder, and secure such Grantor’s obligations (x) under the First Out Loan Documents and (y) under the Second Out Loan Documents, in each case, as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and each Agent agrees as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATIONS

Section 1.01. General Definitions. In this Agreement, the following terms shall have the following meanings:

“Additional Grantors” shall have the meaning assigned in Section 7.03.

“Agents” shall mean, each of the Term Agent, Revolving Agent, Term LC Agent, Bonding LC Agent and Second Out Agent party hereto.

“Agreement” shall have the meaning set forth in the preamble.

“Bonding Facility Letter of Credit Account” shall have the meaning assigned to such term in the First Out Credit Agreement.

“Bonding LC Agent” shall have the meaning set forth in the preamble; provided, that after the Bonding LC Termination Date, references to the Bonding LC Agent shall be deemed to be references to the Revolving Agent, and, thereafter, after the Revolving Termination Date (or prior to the effectiveness of the Future ABL Facility) such references shall be deemed to be references to the Term Agent and, thereafter, after the Term Termination Date, such references shall be deemed to be references to the Term LC Agent, and thereafter, after the Term LC Termination Date, such references shall be deemed to be references to the Second Out Agent, in each case, where context requires.

“Bonding LC Collateral” shall have the meaning assigned to the term “Bonding L/C Collateral” in the First Out Credit Agreement.

“Bonding LC Issuer” shall have the meaning set forth in the preamble.

“Bonding LC Obligations” shall mean all advances to, and debts, liabilities and obligations of, any Loan Party arising under any First Out Loan Document relating to any Bonding Facility Letter of Credit or Bonding L/C Disbursement (each, as defined in the First Out Credit Agreement), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing or monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), including without limitation, such obligations of Subsidiary Guarantors (as defined in the First Out Credit Agreement). For the avoidance of doubt, Bonding LC Obligations do not also constitute Revolving Obligations or Term Obligations.

“Bonding LC Secured Parties” shall mean, collectively, the Bonding LC Agent, the Bonding LC Issuer and each co-agent or sub-agent appointed by the Bonding LC Agent in accordance with the First Out Credit Agreement.

“Bonding LC Termination Date” shall mean the date on which all Bonding LC Obligations are Paid in Full.

“Borrower” shall have the meaning set forth in the preamble.

“Cash Collateralize” shall have the meaning given to such term in the First Out Credit Agreement.

“Coal” shall mean all types of solid naturally occurring hydrocarbons (other than oil shale or Gilsonite), including without limitation, bituminous and sub-bituminous coal, and lignite.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collateral” shall have the meaning given to such term in Section 2.01.

“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (6) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (7) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Copyright Licenses” shall mean any and all agreements, licenses and covenants (whether or not in writing) providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue with respect to any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered and whether or not the underlying works of authorship have been published, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof and amendments thereto, (iii) the rights to sue or otherwise recover for past, present and future infringements thereof, and (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Credit Agreements” shall have the meaning set forth in the recitals.

“Default Remedies” means (a) all rights and remedies of any Secured Party in respect of (i) any Collateral, the exercise of which is contingent upon default or Event of Default (however defined) and (ii) any Collateral constituting Real Property, including, for the avoidance of doubt, all rights of the First Out Secured Parties under Article VII of the First Out Credit Agreement (or any similar rights in the Second Out Credit Agreement, if any), in each case, whether arising pursuant to the First Out Credit Agreement, the Second Out Credit Agreement, the First Out Security Documents, the Second Out Security Documents, the Orders or applicable law and (b) all rights of first refusal and all credit bid rights of any Secured Party with respect to any sales or dispositions of Collateral, whether arising pursuant to the First Out Credit Agreement, the Second Out Credit Agreement, the First Out Security Documents, the Second Out Security Documents, the Orders or applicable law. “Default Remedies” shall include any agreement by an Agent with any Grantor pursuant to which such Grantor has agreed to commence the sale of any Collateral under Section 363 of the Bankruptcy Code (or otherwise) in lieu of exercising secured creditor remedies.

“Defaulting Creditor” shall have the meaning given to such term in Section 11.06.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest; provided that, for the avoidance of doubt, “Equity Interests” shall not include notes convertible or exchangeable into Equity Interests until such conversion and/or exchange.

“Excluded Assets” shall mean:

(i) any assets to the extent that and for so long as the grant of a security interest therein would violate applicable law or any organizational documents or any contractual or lease provisions or give another party any rights of termination or acceleration or any rights to obtain a Lien to secure obligations owing to such party; provided that this clause (i) will not apply to restrictions overridden by the UCC anti-assignment provisions or by other applicable law or as a result of the Cases or, to the extent this clause (i) was applicable because the grant of a security interest would violate applicable law, if there is a change of law that would result in a grant of a security interest no longer violating applicable law; provided, further, that upon the removal of all restrictions specified in this clause (i) or upon such change in law, as may be applicable, the exclusion set forth in this clause (i) shall no longer apply;

(ii) any assets owned directly or indirectly by a Foreign Subsidiary; and

(iii) in excess of 65% of the voting Equity Interests of any Foreign Subsidiary.

“Existing Credit Agreement” means that certain Fifth Amended and Restated Credit Agreement, as amended and restated as of September 24, 2014, among, inter alios, the Borrower, the lenders named therein, Citicorp North America, Inc., as administrative agent and collateral agent, and Citigroup Global Markets Inc., as sole lead arranger and sole book manager.

“First Out Agents” shall mean, collectively, the Term Agent and any Revolving Agent.

“First Out Credit Agreement” shall have the meaning set forth in the recitals; provided, in the event the First Out Credit Agreement is Paid in Full and terminated (other than in accordance with Section 10.11 hereof), references to covenant(s) or other provisions in the First Out Credit Agreement shall refer to the applicable covenant(s) immediately prior to such termination if the context so requires.

“First Out Loan Documents” shall mean the “Loan Documents” as defined in the First Out Credit Agreement.

“First Out Secured Cash Management Agreements” shall mean the “Secured Cash Management Agreements” as defined in the First Out Credit Agreement.

“First Out Secured Hedge Agreements” shall mean the “Secured Hedge Agreements” as defined in the First Out Credit Agreement.

“First Out Security Documents” shall mean the “Security Documents” as defined in the First Out Credit Agreement.

“Foreign Subsidiary” shall mean any Subsidiary of the Borrower that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Future ABL Facility” shall have the meaning set forth in the preamble.

“Grantors” shall have the meaning set forth in the preamble.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether any Agent is the loss payee thereof), (ii) any key man life insurance policies and (iii) any business interruption insurance policy.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses, and the right to sue or otherwise recover for past, present and future infringement, misappropriation, dilution or other impairment or violation thereof, including the right to receive all Proceeds therefrom, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses.

“Investment Accounts” shall mean the Securities Accounts and Commodities Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Majority Holder” shall have the meaning set forth in Section 12.01.

“Material Intellectual Property” shall mean any Intellectual Property included in the Collateral which is material to the business of any Grantor.

“Obligations” shall mean, collectively, the Revolving Obligations, the Term Obligations, the Term LC Obligations, the Bonding LC Obligations and the Second Out Obligations.

“Paid in Full” or “Payment in Full” means, with respect to any Obligations, that: (a) all of such Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted and other than contingent obligations in respect of undrawn letters of credit and similar instruments to the extent the requirements with respect thereto set forth in the following clause (c) have been satisfied) have been paid, performed or discharged in full (with all such Obligations consisting of monetary or payment obligations having been paid in full in cash), (b) no Person has any further right to obtain any loans, letters of credit (including extensions of or replacements of then-existing letters of credit), bankers’ acceptances, or other extensions of credit under the applicable facility under the documents relating to such Obligations, (c) any and all letters of credit, bankers’ acceptances or similar instruments issued under the applicable facility of such documents have been cancelled and returned (except to the extent that such instruments have been cash collateralized, collateralized with “back to back” letters of credit or otherwise credit supported, in each case, on terms satisfactory to the relevant Agent and the relevant issuing bank) in accordance with the terms of such documents and (d) with respect to any Other Secured Obligations (as defined in the First Out Credit Agreement), such obligations shall have been cash collateralized or otherwise backstopped in an amount reasonably satisfactory to the holders thereof; provided, in respect of (i) succession of the Agents to rights and remedies hereunder (including control of Default Remedies) which take place after a Payment in Full and (ii) all Lien priorities, payment distributions and waterfalls which are affected by a Payment in Full, the Revolving Obligations and the Second Out Obligations shall be construed as Paid in Full prior to the occurrence of the Revolving Facility Effective Date (in the case of Revolving Obligations) or the date of effectiveness of the Second Out Credit Agreement (in the case of Second Out Obligations), despite never having been incurred or paid and despite the Borrower having an option to incur such facilities at a later date.

Notwithstanding the foregoing, the Term LC Obligations and Bonding LC Obligations will not be Paid in Full hereunder until all letters of credit and similar instruments constituting such Term LC Obligations or Bonding LC Obligations, as the case may be, have been returned or canceled, notwithstanding that such Obligations are cash collateralized as contemplated by the foregoing clause (c); provided, with respect to the order of application of Collateral (other than Term LC Collateral or Bonding LC Collateral, as to which this proviso shall not apply) and proceeds of Collateral (other than proceeds of Term LC Collateral or Bonding LC Collateral, as to which this proviso shall not apply) and control of remedies hereunder (other than with respect to Term LC Collateral or Bonding LC Collateral, as to which this proviso shall not apply) that are, in any such case, directly or indirectly determined by reference to “Payment in Full”, the Term LC Obligations and Bonding LC Obligations, as the case may be, shall be construed as Paid in Full solely for the purpose of allowing payments to (and remedies to be exercised by) the next-in-line Agent (and for no other purpose) if (A) such Term LC Obligations or Bonding LC Obligations are cash collateralized with Term LC Collateral or Bonding LC Collateral, as applicable, at

102.0% of the outstanding Obligations of the applicable class as required under the First Out Credit Agreement, (B) the Term LC Agent or Bonding LC Agent, as the case may be, has not previously delivered written notice to the other Agents hereunder that there exists a court order, injunction or other situation or circumstance which, in the sole judgment and discretion of the Term LC Agent or Bonding LC Agent, as applicable, prohibits or materially impairs (or is reasonably likely to prohibit or materially impair) such Agents’ security interest in, or practical ability to realize upon, the Term LC Collateral or Bonding LC Collateral, as the case may be and (C) the Term LC Obligations or Bonding LC Obligations, as the case may be, meet all requirements in this definition other than those set forth in this second paragraph thereof.

“Patent Licenses” shall mean all agreements, licenses and covenants (whether or not in writing) providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue with respect to any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, inventions or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application required to be listed in Schedule 5.2(II) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof and amendments thereto, (iii) all improvements thereto and inventions claimed therein, (iv) all rights to sue or otherwise recover for past, present and future infringements thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Permitted Second Out Obligation Payments” means (a) regularly scheduled payments of accrued interest and fees on the Second Out Obligations, in each case, due and payable on a non-accelerated basis in accordance with the terms of the Second Out Loan Documents (as in effect on the closing date therefor, or as amended in accordance with this Agreement), (b) following the Payment in Full of all Obligations in respect of the First Out Credit Agreement, mandatory repayments of letter of credit disbursements under the Second Out Loan Documents (as in effect on the closing date therefor, or as amended in accordance with this Agreement), together with all accrued and unpaid interest and fees thereon to the date of such repayment, and (c) payments of costs, expenses and indemnities of the Second Out Agent payable or reimbursable by the Loan Parties under the Second Out Loan Documents.

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2(I) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation rights, title or interests in any equity or profits of any business entity, whether or not certificated, including, without limitation, any trust.

“Pledged LLC Interests” shall mean all rights, title and interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests listed on Schedule 5.2(I) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time), all rights, title and interest under any limited liability company agreement and the certificates, if any, representing such limited liability company interests and any right, title and interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 5.2(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time), and all right, title and interest in, to and under any partnership agreement and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Real Property Lease” shall have the meaning given to such term in the First Out Credit Agreement.

“Real Property” shall have the meaning given to such term in the First Out Credit Agreement.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivable Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Refinance”, “Refinancings” and “Refinanced” means, in respect of the Term Obligations, the Revolving Obligations, the Bonding LC Obligations, the Term LC Obligations or the Second Out Obligations, to issue other indebtedness in exchange or replacement for such Obligations, in whole or in part.

“Revolving Agent” shall have the meaning set forth in the preamble; provided, that after the Revolving Termination Date (or before the effectiveness of the Future ABL Facility), references to the Revolving Agent shall be deemed to be references to the Term Agent, and, thereafter, after the Term Termination Date such references shall be deemed to be references to the Bonding LC Agent, and, thereafter, after the Bonding LC Termination Date such references shall be deemed to be references to the Term LC Agent and, thereafter, after the Term LC Termination Date, such references shall be deemed to be references to the Second Out Agent, in each case, where context requires.

“Revolving Cash Collateral Account” shall mean an account established by, and maintained with, and under the sole dominion and control of, the Revolving Agent and designated as the “ANR Revolving Collateral Account”.

“Revolving Cash Proceeds” shall have the meaning assigned in Section 9.07.

“Revolving Collateral” shall have the meaning assigned to the term “Revolving Facility Collateral” in the First Out Credit Agreement.

“Revolving Lenders” shall have the meaning set forth in the preamble.

“Revolving Obligations” shall mean all advances to, and debts, liabilities and obligations of, any Loan Party arising under any First Out Loan Document relating to the Revolving Facility (as defined in the First Out Credit Agreement), or with respect to any R/C Letter of Credit, Revolving L/C Disbursement, Revolving Facility Commitment or Revolving Facility Loan (each, as defined in the First Out Credit Agreement) and all Other Secured Obligations (as defined in the First Out Credit Agreement), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing or monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), including without limitation, such obligations of Subsidiary Guarantors (as defined in the First Out Credit Agreement).

“Revolving Secured Parties” shall mean, collectively, the Revolving Agent, the Revolving Lenders, the Issuing Banks (as defined in the First Out Credit Agreement, but solely to the extent related to R/C Letters of Credit), the Hedge Banks in respect of the Secured Hedge Agreements (each as defined in the First Out Credit Agreement) to the extent of any Other Secured Obligations, the Cash Management Banks in respect of the Secured Cash Management Agreements (each as defined in the First Out Credit Agreement) to the extent of any Other Secured Obligations and each co-agent or sub-agent appointed by the Revolving Agent in accordance with the First Out Credit Agreement.

“Revolving Termination Date” shall mean the date on which all Revolving Obligations have been Paid in Full.

“Second Out Agent” shall have the meaning set forth in the preamble.

“Second Out Credit Agreement” shall have the meaning set forth in the recitals.

“Second Out Lenders” shall have the meaning set forth in the preamble.

“Second Out Loan Documents” shall mean the “Loan Documents” (or a definition of similar effect) to be defined in the Second Out Credit Agreement.

“Second Out Obligations” shall mean all advances to, and debts, liabilities and obligations of, any Loan Party arising under any Second Out Loan Document or with respect to any letter of credit or disbursement under the Second Out Credit Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing or monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), including without limitation, such obligations of subsidiary guarantors under the Second Out Credit Agreement.

“Second Out Secured Parties” shall mean, collectively, the Second Out Agent, the Second Out Lenders, the issuing banks under the Second Out Credit Agreement, and each co-agent or sub-agent appointed by the Second Out Agent in accordance with the Second Out Credit Agreement.

“Second Out Security Documents” shall mean the “Security Documents” (or a definition of similar effect) to be defined in the Second Out Credit Agreement.

“Second Out Termination Date” shall mean the date on which all Second Out Obligations are Paid in Full.

“Secured Parties” shall mean, collectively, the Term Secured Parties, the Revolving Secured Parties, the Bonding LC Secured Parties, the Term LC Secured Parties and the Second Out Secured Parties.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Standstill Period” shall have the meaning given to such term in Section 10.04.

“Subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled (as defined in the First Out Credit Agreement) or held by the parent or one or more subsidiaries of the parent, or (b) whose accounts are consolidated with the accounts of the parent or one or more subsidiaries of the parent in such parent’s or subsidiary’s SEC filings.

“Term Agent” shall have the meaning set forth in the preamble; provided, that after the Term Termination Date, references to the Term Agent shall be deemed to be references to the Revolving Agent, and, thereafter, after the Revolving Termination Date (or prior to the effectiveness of the Future ABL Facility) such references shall be deemed to be references to the Term LC Agent, and, thereafter, after the Term LC Termination Date, such references shall be deemed to be references to the Bonding LC Agent and, thereafter, after the Bonding LC Termination Date, such references shall be deemed to be references to the Second Out Agent, in each case, where context requires.

“Term Cash Collateral” shall mean any cash or Permitted Investments (as defined in the First Out Credit Agreement) in any Term Cash Collateral Account.

“Term Cash Collateral Account” shall mean an account established in connection with the Term Facility (as defined in the First Out Credit Agreement) by, and maintained with, and under the sole dominion and control of, the Term Agent and designated as the “ANR Term Collateral Account”.

“Term Cash Proceeds” shall have the meaning assigned in Section 9.07.

“Term Collateral” shall have the meaning assigned to the term “Term Facility Collateral” in the First Out Credit Agreement.

“Term Facility Letter of Credit Account” shall have the meaning assigned to such term in the First Out Credit Agreement.

“Term LC Agent” shall have the meaning set forth in the preamble; provided, that after the Term LC Termination Date, references to the Term LC Agent shall be deemed to be references to the Term Agent, and, thereafter, after the Term Termination Date such references shall be deemed to be references to the Revolving Agent and, thereafter, after the Revolving Termination Date (or prior to the effectiveness of the Future ABL Facility), such references shall be deemed to be references to the Bonding LC Agent, and, thereafter, after the Bonding LC Termination Date, such references shall be deemed to be references to the Second Out Agent, in each case, where context requires.

“Term LC Collateral” shall have the meaning assigned to the term “Term L/C Collateral” in the First Out Credit Agreement.

“Term LC Issuer” shall have the meaning set forth in the preamble.

“Term LC Obligations” shall mean all advances to, and debts, liabilities and obligations of, any Loan Party arising under any First Out Loan Document relating to the Term L/C Facility (as defined in the First Out Credit Agreement) or with respect to any Term Facility Letter of Credit or Term L/C Disbursement (each, as defined in the First Out Credit Agreement), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing or monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), including without limitation, such obligations of Subsidiary Guarantors (as defined in the First Out Credit Agreement). For the avoidance of doubt, Term LC Obligations do not also constitute Revolving Obligations or Term Obligations.

“Term LC Secured Parties” shall mean, collectively, the Term LC Agent and the Term LC Issuer and each co-agent or sub-agent appointed by the Term LC Agent in accordance with the First Out Credit Agreement.

“Term LC Termination Date” shall mean the date on which all Term LC Obligations are Paid in Full.

“Term Lenders” shall have the meaning set forth in the recitals.

“Term Obligations” shall mean all advances to, and debts, liabilities and obligations of, any Loan Party arising under any First Out Loan Document relating to the Term Facility (as defined in the First Out Credit Agreement) or with respect to any Term Loans or Term Loan Commitments (each, as defined in the First Out Credit Agreement), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing or monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), including without limitation, such obligations of Subsidiary Guarantors (as defined in the First Out Credit Agreement).

“Term Secured Parties” shall mean, collectively, the Term Agent and the Term Lenders and each co-agent or sub-agent appointed by the Term Agent, if any, in accordance with the First Out Credit Agreement.

“Term Termination Date” shall mean the date on which all Term Obligations are Paid in Full.

“Trade Secret Licenses” shall mean any and all agreements (whether or not in writing) providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue or otherwise recover for past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trademark Licenses” shall mean any and all agreements, licenses and covenants (whether or not in writing) providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue or permitting co-existence with respect to any Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, slogans, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications for any of the foregoing including, but not limited to, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Trademarks” (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of, and amendments to, any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill of the foregoing, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.02. Definitions; Interpretation.

(a) In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Consignee, Consignment, Consignor, Commercial Tort Claims, Commodity Account, Commodity Contract, Deposit Account, Document, Entitlement Order, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Investment Property, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) All other capitalized terms used herein (including the recitals and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the First Out Credit Agreement (or if the context requires, the Second Out Credit Agreement). The incorporation by reference of terms defined in the First Out Credit Agreement and the Second Out Credit Agreement shall survive any termination of such agreements until this agreement is terminated as provided in Article 13 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the First Out Credit Agreement, the First Out Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

ARTICLE 2

GRANT OF SECURITY

Section 2.01. Grant of Security in Collateral. In addition to the grant of security interests set forth in the Interim Order (and, when applicable, the Final Order) and subject to Section 2.02, each Grantor hereby grants to (i) the Revolving Agent for the benefit of the Revolving Secured Parties (at the time and in the manner set forth in Section 2.03), (ii) the Term Agent for the benefit of the Term Secured Parties, (iii) the Bonding LC Agent for the benefit of the Bonding LC Secured Parties, (iv) the Term LC Agent for the benefit of the Term LC Secured Parties and (v) the Second Out Agent for the benefit of the Second Out Secured Parties (at the time and in the manner set forth in Section 2.03), in each case, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following property of such Grantor, in each case whether now owned or existing or hereafter acquired, created or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Deposit Accounts and cash;

(d) Money;

(e) Cash Collateral (as defined in the Interim Order or Final Order, as applicable);

(f) Receivables and Receivable Records;

(g) As-Extracted Collateral;

(h) Documents;

(i) General Intangibles;

(j) Goods, including without limitation Equipment and Inventory (which, for the avoidance of doubt, shall include Coal);

(k) Instruments;

(l) Insurance;

(m) Intellectual Property;

(n) Investment Property and Investment Related Property, including without limitation all Securities Accounts, Securities Entitlements, Commodities Accounts and Commodities Contracts;

(o) Letter of Credit Rights;

(p) Vehicles;

(q) Commercial Tort Claims now or hereafter described on Schedule 5.2;

(r) Real Property;

(s) Real Property Leases;

(t) the Term Facility Letter of Credit Account and all Term LC Collateral;

(u) the Bonding Facility Letter of Credit Account and all Bonding LC Collateral;

(v) subject to entry of, and the terms of, the Final Order, Proceeds of Avoidance Actions (as defined in the First Out Credit Agreement);

(w) all property of any Grantor held by any Agent or any other Secured Party, including all property of every description, in the possession or custody of, or in transit to, such Agent or such Secured Party for any purpose, including safekeeping, collection or pledge for the account of such Grantor or as to which Grantor might have any right or voting power;

(x) to the extent not otherwise included above, all other personal property of any kind or description;

(y) all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(z) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

Section 2.02. Certain Limited Exclusions to Collateral.

(a) Except as set forth in the Interim Order (and, when applicable, the Final Order), in no event shall the Collateral include or the security interests granted under Section 2.01 attach to Excluded Assets.

Section 2.03. Additional Agents and Secured Obligations. The security interests granted to the Revolving Agent and the Second Out Agent, in each case, for the benefit of the relevant Secured Parties shall automatically attach and be granted as set forth above immediately and without further action upon any such additional Agent becoming a party hereto in accordance with the terms hereof and of the First Out Credit Agreement (including in connection with the effectiveness of the Future ABL Facility or the Second Out Facility after the date hereof). Each Agent party hereto acknowledges and agrees that such additional Agents may so join this Agreement and be granted Liens on the Collateral in the manner set forth herein after the date hereof.

Section 2.04. Distinct Liens of Agents. For the avoidance of doubt, the Liens and security interests granted hereby to each of (i) the Revolving Agent for the benefit of the Revolving Secured Parties (if and when such grant should occur pursuant to Section 2.03), (ii) the Term Agent for the benefit of the Term Secured Parties, (iii) the Bonding LC Agent for the benefit of the Bonding LC Secured Parties, (iv) the Term LC Agent for the benefit of the Term LC Secured Parties and (v) the Second Out Agent for the benefit of the Second Out Secured Parties (if and when such grant should occur pursuant to Section 2.03) are separate and distinct Liens and security interests.

ARTICLE 3

SECURITY FOR OBLIGATIONS; PRIORITIES

Section 3.01. Security for Obligations.

(a) In addition to the security for payment of the Obligations to the Secured Parties provided by the Interim Order (and, when applicable, the Final Order), subject in all respects to Article 10, this Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of, with respect to every Grantor, (i) Revolving Obligations, (ii) Term Obligations, (iii) Bonding LC Obligations, (iv) Term LC Obligations and (v) Second Out Obligations, in each case, to the extent outstanding and in the manner set forth in this Agreement.

(b) Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Obligations and would be owed by such Grantor or Subsidiary of the Borrower, as applicable, to any Secured Party under the First Out Loan Documents, the First Out Secured Agreements, or the Second Out Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any of the Loan Parties or other Subsidiaries of the Borrower.

Section 3.02. Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to any Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and no Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall any Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by any Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

Section 3.03. Lien Priorities.

(a) Each Secured Party hereby acknowledges that the other Secured Parties have been granted Liens in the Collateral to secure their respective Obligations.

(b) Notwithstanding anything to the contrary herein,

(i) the Liens of the Bonding LC Agent on the Revolving Collateral constituting Bonding LC Collateral are first priority Liens and shall be senior in right to the Liens of the Revolving Agent, Term Agent, Term LC Agent and Second Out Agent on the Revolving Collateral constituting Bonding LC Collateral, and such Liens of the Revolving Agent, Term Agent, Term LC Agent and Second Out Agent on such Revolving Collateral shall be junior to the Liens of the Bonding LC Agent on such Revolving Collateral;

(ii) otherwise, except as set forth in clause (i), the Liens of the Revolving Agent on the Revolving Collateral are first priority Liens (and, for the avoidance of doubt, second in priority with respect to the Bonding LC Collateral) and shall be senior in right to the Liens of the Term Agent, Bonding LC Agent (except as set forth above), Term LC Agent and Second Out Agent on the Revolving Collateral, and such Liens of the Term Agent, Bonding LC Agent (other than with respect to Revolving Collateral constituting Bonding LC Collateral), Term LC Agent and Second Out Agent on the Revolving Collateral shall be junior to the Liens of the Revolving Agent on the Revolving Collateral;

(iii) the Liens of the Term Agent on the Revolving Collateral are second priority Liens (and, for the avoidance of doubt, third in priority with respect to the Bonding LC Collateral) and shall be senior in right to the Liens of the Bonding LC Agent (except as set forth above), Term LC Agent and Second Out Agent on the Revolving Collateral, and such Liens of the Bonding LC Agent (other than with respect to Revolving Collateral constituting Bonding LC Collateral), Term LC Agent and Second Out Agent on the Revolving Collateral shall be junior to the Liens of the Term Agent on the Revolving Collateral;

(iv) the Liens of the Bonding LC Agent on the Revolving Collateral are third priority Liens (except as set forth above) and shall be senior in right to the Liens of the Term LC Agent and Second Out Agent on the Revolving Collateral, and such Liens of the Term LC Agent and Second Out Agent on the Revolving Collateral shall be junior to the Liens of the Bonding LC Agent on the Revolving Collateral;

(v) the Liens of the Term LC Agent on the Revolving Collateral are fourth priority Liens and shall be senior in right to the Liens of the Second Out Agent on the Revolving Collateral, and such Liens of the Second Out Agent on the Revolving Collateral shall be junior to the Liens of the Term LC Agent on the Revolving Collateral;

(vi) the Liens of the Second Out Agent on the Revolving Collateral are fifth priority Liens and shall be junior to the Liens of the Revolving Agent, Term Agent, Bonding LC Agent and Term LC Agent on the Revolving Collateral;

(vii) the Liens of the Term LC Agent on the Term Collateral constituting Term LC Collateral are first priority Liens and shall be senior in right to the Liens of the Term Agent, Revolving Agent, Bonding LC Agent and Second Out Agent on the Term Collateral constituting Term LC Collateral, and such Liens of the Term Agent, Revolving Agent, Bonding LC Agent and Second Out Agent on such Term Collateral shall be junior to the Liens of the Term LC Agent on such Term Collateral;

(viii) otherwise, except as set forth in clause (vii), the Liens of the Term Agent on the Term Collateral are first priority Liens (and, for the avoidance of doubt, second in priority with respect to the Term LC Collateral) and shall be senior in right to the Liens of the Revolving Agent, Term LC Agent (except as set forth above), Bonding LC Agent and Second Out Agent on the Term Collateral, and such Liens of the Revolving Agent, Term LC Agent (other than with respect to Term Collateral constituting Term LC Collateral), Bonding LC Agent and Second Out Agent on the Term Collateral shall be junior to the Liens of the Term Agent on the Term Collateral;

(ix) the Liens of the Revolving Agent on the Term Collateral are second priority Liens (and, for the avoidance of doubt, third in priority with respect to the Term LC Collateral) and shall be senior in right to the Liens of the Term LC Agent (except as set forth above), Bonding LC Agent and Second Out Agent on the Term Collateral, and such Liens of the Term LC Agent (other than with respect to Term Collateral constituting Term LC Collateral), Bonding LC Agent and Second Out Agent on the Term Collateral shall be junior to the Liens of the Revolving Agent on the Term Collateral;

(x) the Liens of the Term LC Agent on the Term Collateral are third priority Liens (except as set forth above) and shall be senior in right to the Liens of the Bonding LC Agent and Second Out Agent on the Term Collateral, and such Liens of the Bonding LC Agent and Second Out Agent on the Term Collateral shall be junior to the Liens of the Term LC Agent on the Term Collateral;

(xi) the Liens of the Bonding LC Agent on the Term Collateral are fourth priority Liens and shall be senior in right to the Liens of the Second Out Agent on the Term Collateral, and such Liens of the Second Out Agent on the Term Collateral shall be junior to the Liens of the Bonding LC Agent on the Term Collateral; and

(xii) the Liens of the Second Out Agent on the Term Collateral are fifth priority Liens and shall be junior to the Liens of the Term Agent, Revolving Agent, Term LC Agent and Bonding LC Agent on the Term Collateral.

(c) The priorities of the Liens provided in this Section 3.03 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of any of the Obligations, nor by any action or inaction which any of the Secured Parties may take or fail to take in respect of the Collateral.

(d) Notwithstanding the lien priority described in Section 3.03(b), all proceeds of Collateral shall be applied to the Obligations as set forth in Section 10.09, subject to the Orders.

Section 3.04. Contesting Liens. Each Secured Party agrees that it will not institute or join in any contest of the validity, perfection, priority or enforceability of the Liens of the other Secured Parties in any Collateral or the enforceability of any Obligations; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Agents to enforce this Agreement, including the provisions hereof relating to Lien priority.

ARTICLE 4

CERTAIN PERFECTION REQUIREMENTS

Section 4.01. Delivery Requirements.

(a) With respect to any Certificated Securities included in the Collateral, each Grantor shall deliver, without further order from the Bankruptcy Court, to the Term Agent the Security Certificates evidencing such Certificated Securities, duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Term Agent or in blank, to the extent such Security Certificates and instruments are not in possession of the Term Agent; provided, that the Grantors need not comply with the foregoing with respect to Certificated Securities that were delivered (or that are required to be delivered) pursuant to, or in connection with, the Existing Credit Agreement to the extent (and only for so long as) the Existing Credit Agreement is not Paid in Full. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity Interests, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests, to be similarly delivered to the Term Agent regardless of whether such Pledged Equity Interests constitute Certificated Securities; provided, that the Grantors need not comply with the foregoing with respect to such certificates that were delivered (or that are required to be delivered) pursuant to the Existing Credit Agreement to the extent (and only for so long as) the Existing Credit Agreement is not Paid in Full.

(b) With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver to the Term Agent all such Instruments or Tangible Chattel Paper to the Term Agent duly indorsed in blank; provided, that the Grantors need not comply with the foregoing with respect to Instruments or Tangible Chattel Paper that were delivered (or that are required to be delivered) pursuant to the Existing Credit Agreement to the extent (and only for so long as) the Existing Credit Agreement is not Paid in Full.

Section 4.02. [Reserved].

Section 4.03. Intellectual Property Recording Requirements.

(a) In the case of any Collateral (whether now owned or hereafter acquired or created by any Grantor) consisting of U.S. Patents and applications therefor, upon request of the Term Agent, such Grantor shall, without further order from the Bankruptcy Court, execute and deliver to the Agents a Patent Security Agreement in substantially the form of Exhibit D hereto (or a supplement thereto) covering all such Patents and applications therefor in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interests of the Agents; provided, notwithstanding the foregoing, no such Patent Security Agreement shall be required until the date that is forty-five (45) days after the date hereof.

(b) In the case of any Collateral (whether now owned or hereafter acquired or created by any Grantor) consisting of registered U.S. Trademarks and applications therefor, upon request of the Term Agent, such Grantor shall, without further order from the Bankruptcy Court, execute and deliver to the Agents a Trademark Security Agreement in substantially the form of Exhibit B hereto (or a supplement thereto) covering such registered U.S. Trademarks and applications therefor in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interests of the Agents provided, notwithstanding the foregoing, no such Trademark Security Agreement shall be required until the date that is forty-five (45) days after the date hereof.

(c) In the case of any Collateral (whether now owned or hereafter acquired or created by any Grantor) consisting of registered U.S. Copyrights and Copyright Licenses in respect of registered U.S. Copyrights for which any Grantor is the exclusive licensee, upon request of the Term Agent, such Grantor shall, without further order from the Bankruptcy Court, execute and deliver to the Agents a Copyright Security Agreement in substantially the form of Exhibit C hereto (or a supplement thereto) covering such Copyrights and Copyright Licenses is in appropriate form for recordation with the U.S. Copyright Office with respect to the security interests of the Agents; provided, notwithstanding the foregoing, no such Copyright Security Agreement shall be required until the date that is forty-five (45) days after the date hereof.

Section 4.04. Other Actions. Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property to each Agent and without limiting the generality of the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest that is not an Excluded Asset to the applicable Agent or its designee following an Event of Default and to the substitution of the applicable Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants, on the Effective Date and upon the date of each Credit Extension, that:

Section 5.01. Grantor Information and Status.

(a) Schedule 5.1(A) and (B) (as such schedules may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its federal tax identification number, if any, and, if and to the extent requested by any Agent, its organizational identification number, if any and (6) the jurisdiction and address where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located.

(b) except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, since the date that is five (5) years prior to the Effective Date.

(c) it has not, since the date that is five (5) years prior to the Effective Date, become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated; and

(d) no Grantor is a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

Section 5.02. Collateral Identification, Special Collateral.

(a) Schedule 5.2 (as such schedule may be amended or supplemented from time to time; provided, that it is understood and agreed that (x) Schedule 5.2 is not required to be delivered until the date that is forty-five (45) days following the date hereof (or such later date as the First Out Agents may agree in their discretion) and (y) the representations set forth in this clause (a) shall not be applicable prior to the date of delivery, but shall be applicable thereafter) sets forth under the appropriate headings all of such Grantor’s: (1) Pledged Equity Interests, (2) Pledged Debt, (3) Securities Accounts, (4) Deposit Accounts, (5) Commodity Contracts, (6) United States registrations of Patents, Trademarks, and Copyrights owned by each Grantor, (7) exclusive Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses, (8) Commercial Tort Claims having a value in excess of $500,000, (9) Letter of Credit Rights, (10) the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment and other tangible personal property having a value in excess of $1,000,000 and (11) any Material Leases (as defined in the First Out Credit Agreement);

(b) none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) Manufactured Homes, (3) Health-Care-Insurance Receivables; (4) timber to be cut, or (5) aircraft, aircraft engines, satellites, ships or railroad rolling stock. No material portion of the Collateral consists of Vehicles or other goods subject to a certificate of title statute of any jurisdiction; and

(c) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular type or class of Collateral) is, to the knowledge of such Grantor, accurate and complete in all material respects.

Section 5.03. Ownership of Collateral and Absence of Other Liens.

(a) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, other than the security interest created under this Agreement or by the Interim Order (or, when applicable, the Final Order), or any Liens permitted by Section 6.03 of the First Out Credit Agreement; and

(b) no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (w) any financing statement filed in favor of any Agent pursuant to this Agreement, (x) financing statements for which duly authorized proper termination statements have been delivered to the applicable Agent for filing and (y) financing statements filed in connection with Liens permitted by Section 6.03 of the First Out Credit Agreement.

Section 5.04. Status of Security Interests.

(a) upon and subject to the entry of the Interim Order (and, when applicable, the Final Order), each security interest created hereunder constitutes a legal, valid and perfected security interest in the Collateral to the extent set forth in the Interim Order (and, when applicable, the Final Order); and

(b) upon entry of the Interim Order (and, when applicable, the Final Order), no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interests granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interests created hereunder (including the priority of Liens set forth in Section 3.03(b)) or (iii) the exercise by the applicable Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as set forth above and as may be required in connection with the disposition of any portion of the Pledged Equity Interests by laws affecting the offering and sale of securities generally.

Section 5.05. Goods & Receivables.

(a) except as set forth on Schedule 5.5 (as such schedule may be amended or supplemented from time to time), none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign; provided, that it is understood and agreed that (x) Schedule 5.5 is not required to be delivered until the date that is forty-five (45) days following the date hereof (or such later date as the First Out Agents may agree in their discretion) and (y) the representations set forth in this clause (a) shall not be applicable prior to the date of delivery, but shall be applicable thereafter;

(b) [reserved]; and

(c) other than any Inventory or Equipment in transit, all of the Equipment and Inventory having a value in excess of $1,000,000 included in the Collateral is located only at the locations specified in Schedule 5.5 (as such schedule may be amended or supplemented from time to time); provided, that it is understood and agreed that (x) Schedule 5.5 is not required to be delivered until the date that is forty-five (45) days following the date hereof (or such later date as the First Out Agents may agree in their discretion) and (y) the representations set forth in this clause (c) shall not be applicable prior to the date of delivery, but shall be applicable thereafter.

Section 5.06. Pledged Equity Interests, Investment Related Property.

(a) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons (except the security interests created by this Agreement, the Interim Order (and the Final Order, when applicable) and Liens permitted by Section 6.03(e) of the First Out Credit Agreement) and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests; and

(b) the Pledged Partnership Interests and the Pledged LLC Interests (i) are not dealt in or traded on securities exchanges or in securities markets and (ii) are not “investment company securities” (as defined in Section 8-103(b) of the Uniform Commercial Code).

Section 5.07. Intellectual Property.

(a) as of the date of delivery thereof, Schedule 5.2(II) sets forth a true and accurate list of (i) all United States registrations of and applications for Patents, Trademarks, and Copyrights owned by any Grantor that are registered or applied-for in the U.S. Patent and Trademark Office or U.S. Copyright Office and (ii) all exclusive Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses; provided, that it is understood and agreed that Schedule 5.2(II) is not required to be delivered until the date that is forty-five (45) days following the date hereof (or such later date as the First Out Agents may agree in their discretion).

(b) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time), and except to the extent that it would not cause a Material Adverse Effect, owns or has the valid right to use and, where Grantor does so, sublicense others to use, all other Intellectual Property used or held for use in, or necessary to, the conduct of its business, free and clear of all Liens, except for the security interests created under this Agreement, by the Interim Order (and, when applicable, the Final Order) or Liens permitted by Section 6.03 of the First Out Credit Agreement (as each may be amended or supplemented from time to time), it being understood that the representations set forth in this clause (b) relating to Schedule 5.2(II) shall not be applicable prior to the date of delivery of Schedule 5.2(II) (as set forth in the foregoing clause (a)), but shall be applicable thereafter;

(c) except to the extent any such occurrence could not reasonably be expected to cause a Material Adverse Effect, all Intellectual Property owned or purported to be owned by Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of issued Patents, is any of such Intellectual Property the subject of a reexamination proceeding, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every of its registrations and applications of Copyrights, Patents and Trademarks in full force and effect;

(d) all Intellectual Property owned by such Grantor is valid and enforceable to the best of such Grantor’s knowledge, no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability or scope of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened in writing against Grantor (except, in each case, for routine office actions or similar proceedings in the U.S. Patent and Trademark Office or U.S. Copyright office or similar administrative authorities), in each instance, except to the extent any such occurrence could not reasonably be expected to cause a Material Adverse Effect;

(e) all registrations and applications for Copyrights, Patents and Trademarks owned by each Grantor are standing in the name of each Grantor, and none of the material Trademarks, Patents, Copyrights or Trade Secrets owned by each Grantor has been exclusively licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 5.2 (II) (as each may be amended or supplemented from time to time), and all exclusive Copyright Licenses for registered copyrightable works to which Grantor is the licensee have been properly recorded in the U.S. Copyright Office, except as could not reasonably be expected to cause a Material Adverse Effect;

(f) With respect to each Copyright License, Trademark License, Patent License, and Trade Secret License: (i) to the best of each Grantor’s knowledge, such agreement constitutes a legal, valid and binding obligation of such Grantor and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such Grantor has not received any written notice of termination or cancellation under such license; (iii) such Grantor has not received any written notice of a breach or default under such license, which breach or default has not been cured; and (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or otherwise permit termination, modification or acceleration under such agreement, in each case, except as could not reasonably be expected to have a Material Adverse Effect;

(g) except to the extent that the failure to do so could not reasonably be expected to cause a Material Adverse Effect, each Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights, in each case, consistent with industry standards;

(h) each Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance with industry standards, except to the extent that the failure to do so could not reasonably be expected to cause a Material Adverse Effect;

(i) each Grantor uses reasonable standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks of such Grantor and has taken reasonable action to ensure that all licensees of the Trademarks owned by such Grantor use such reasonable standards of quality;

(j) to the knowledge of each Grantor, the conduct of such Grantor’s business does not infringe upon, misappropriate, dilute or otherwise violate any Intellectual Property right of any other Person; no claim has been made, is pending or, to the knowledge of each Grantor, is threatened in writing against Grantor, alleging that the use of any Intellectual Property owned or used by such Grantor infringes upon, dilutes, misappropriates or otherwise violates the Intellectual Property of any other Person, and no demand that such Grantor enter into a license or co-existence agreement or become a defendant in Intellectual Property litigation has been made in writing against such Grantor but not resolved;

(k) the best of each Grantor’s knowledge, no other Person is infringing upon, misappropriating, diluting or otherwise violating any rights in any Intellectual Property owned by such Grantor except to the extent as could not reasonably be expected to cause a Material Adverse Effect; and

(l) no settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor in a manner that could materially adversely affect such Grantor’s rights to own, license or use any Material Intellectual Property.

ARTICLE 6

COVENANTS AND AGREEMENTS

Each Grantor hereby covenants and agrees that:

Section 6.01. Grantor Information & Status.

(a) Without limiting or modifying any prohibitions or restrictions on mergers or other transactions as set forth in the First Out Credit Agreement, it shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Agents in writing by no later than ten (10) days after any such change or establishment (or such lesser period of time as agreed by the First Out Agents), identifying such new name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Agents may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and priority of the Agents’ security interests in the applicable Collateral granted or intended to be granted and agreed to hereby.

Section 6.02. Collateral Identification; Special Collateral.

(a) in the event that it hereafter acquires any Collateral of a type described in Section 5.02(b) hereof, it shall promptly notify the Agents thereof in writing and take such actions and execute such necessary or desirable documents and make such necessary or desirable filings all at Grantor’s expense as the Term Agent may reasonably request in order to ensure that the Agents have a valid, perfected security interest in such Collateral to the extent permitted by applicable law, in each case, subject to any Liens permitted by Section 6.03 of the First Out Credit Agreement.

(b) in the event that it hereafter acquires or has any Commercial Tort Claim the value of exceeds $500,000 it shall deliver to the Agents a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

Section 6.03. Ownership of Collateral and Absence of Other Liens.

(a) except for the security interests created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Liens permitted by Section 6.03 of the First Out Credit Agreement, and such Grantor shall defend the Collateral against all Persons claiming an interest therein that could be materially adverse to the interests of the Secured Parties;

(b) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Agents in writing of any event that may have a Material Adverse Effect on the value of the Collateral, the ability of any Grantor or any Agent to dispose of the Collateral, or the rights and remedies of any Agent in relation thereto, including, without limitation, the levy of any legal process against any material portion of the Collateral; and

(c) it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the First Out Credit Agreement.

Section 6.04. Status of Security Interests.

(a) Subject to the limitations set forth in subsection (b) of this Section 6.04, each Grantor shall maintain the respective security interests of the Agents hereunder in the applicable Collateral as valid, perfected, Liens (subject only to Liens permitted by Section 6.03 of the First Out Credit Agreement) having the priorities specified in Section 3.03(b).

(b) Notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any Collateral that can only be perfected by (1) Control or (2) filings with registrars of motor vehicles or similar governmental authorities with respect to goods covered by a certificate of title, in each case except to the extent (x) reasonably requested by any First Out Agent, (y) specified in Article 4 hereof or (z) expressly required pursuant to the First Out Credit Agreement or Second Out Credit Agreement; provided, it is understood and agreed that the Grantors shall, in additional to any control agreement requirements set forth in the Credit Agreements, within thirty (30) days after they initially provide Schedule 5.2 of this Agreement (or such later date as may be agreed by the First Out Agents), enter into and caused to be maintained deposit account control agreements and security account control agreements (reasonably satisfactory in form and substance to the First Out Agents in their reasonable discretion) in respect of each of the Deposit Accounts and Securities Accounts set forth on such schedule (other than any Excluded Accounts and other than any such Deposit Account or Securities Account where the First Out Agents consent to not providing such a control agreement).

Section 6.05. Goods & Receivables.

(a) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than (i) to the issuer of such Document to claim the Goods evidenced therefor, (ii) in connection with a sale of such Equipment or Inventory in the ordinary course of business or (iii) to the Term Agent;

(b) if any Equipment or Inventory having a value of $1,000,000 or more is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which such Grantor is the Consignor), at the reasonable request of the Term Agent, each Grantor shall join with the Agents in notifying the third party of the Agents’ security interests and using its commercially reasonable efforts to obtain the consent of such third party to permit the First Out Agents to have access to such Equipment or Inventory for purposes of inspecting such Collateral or, following an Event of Default, to remove same from such premises if the applicable Agent so elects; and with respect to any Goods subject to a Consignment for which such Grantor is the Consignor, Grantor shall, at the reasonable request of a First Out Agent, file appropriate financing statements against the Consignee and take such other action as may be reasonably necessary to ensure that the Grantor has a first priority perfected security interest in such Goods;

(c) [reserved];

(d) following and during the continuation of an Event of Default and notice to the appropriate Grantor, the Revolving Agent shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Revolving Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, the Revolving Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Revolving Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Revolving Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, exercising the same level of care, and in the same manner and to the same extent as such Grantor might have done. If the Revolving Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Revolving Agent if required, in the Agent Sweep Account (as defined in the First Out Credit Agreement) maintained under the sole dominion and control of the Revolving Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support therefor shall be received in trust for the benefit of the Revolving Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon without the consent of the Revolving Agent.

Section 6.06. Pledged Equity Interests, Investment Related Property.

(a) Except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall take all steps, if any, reasonably necessary to ensure the validity, perfection, priority and, if applicable, control of the Term Agent over such Investment Related Property (including, without limitation, to the extent so required, delivery thereof to the Term Agent) and pending any such action such Grantor shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Agents authorize each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest.

(b) Voting.

(i) So long as no Event of Default shall have occurred and be continuing:

(A) each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the First Out Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Investment Related Property or any part thereof; and

(ii) Upon the occurrence and during the continuation of an Event of Default and upon two (2) Business Days prior written notice from the Term Agent to such Grantor of the Term Agent’s intention to exercise such rights:

(A) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Term Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B) in order to permit the Term Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Term Agent all necessary proxies, dividend payment orders and other instruments as the Term Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Term Agent may utilize the power of attorney set forth in Section 8.01.

(c) except as expressly permitted by the First Out Credit Agreement, without the prior written consent of the Term Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that adversely affects the validity, perfection or priority of the Agents’ security interests, (b) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer (unless such interests are Collateral and the security interests granted hereby therein promptly become perfected, including by Control of the Term Agent, if necessary, in the manner required by Section 4.01 hereof), (c) other than as permitted under the First Out Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, or (d) waive any material default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt;

(d) except as expressly permitted by the First Out Credit Agreement, without the prior written consent of the Term Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) to the extent a Subsidiary, such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor and (iii) such Grantor promptly complies with the delivery and control requirements of Article 4 hereof; and

(e) without the prior express written consent of the Term Agent, it will not agree to any election by any partnership or limited liability company to treat the Pledged Partnership Interests or Pledged LLC Interests, as applicable, as securities governed by the Uniform Commercial Code of any jurisdiction. Such Grantor will take such action as the Term Agent may reasonably request in order to establish the such Term Agent’s “control” (within the meaning of Section 8-106 of the Uniform Commercial Code) over such Pledged Partnership Interests or Pledged LLC Interests.

Section 6.07. Intellectual Property.

(a) it shall not do any act or omit to do any act whereby any of the Material Intellectual Property may lapse, or become abandoned, dedicated to the public, forfeited, materially impaired or unenforceable, or which would materially adversely affect the validity, grant, or enforceability of the security interest granted therein;

(b) [reserved];

(c) it shall, within thirty (30) days of being granted an exclusive license to any registered Copyrightable work which is material to the business of Grantor, record such license, in the U.S. Copyright Office;

(d) it shall promptly notify the Agents if it has actual knowledge that any item of Material Intellectual Property that Grantor owns may become (a) abandoned or dedicated to the public or placed in the public domain or (b) invalid or unenforceable;

(e) it shall promptly notify the Agents of (i) the institution of any proceeding in any court, administrative or other governmental body or in the U.S. Patent and Trademark Office or the U.S. Copyright Office, or any adverse determination in any such proceeding (other than with respect to routine or immaterial office actions or other similar determinations in the ordinary course of prosecution before the U.S. Patent and Trademark Office or the U.S. Copyright Office), expressly contesting the validity or enforceability of any Material Intellectual Property or such Grantor’s right to register, own or use such Intellectual Property; or (ii) any events which may reasonably be expected to materially and adversely affect the value of any Material Intellectual Property or the rights and remedies of the Agents in relation thereto;

(f) unless otherwise agreed by the Term Agent, it shall take all reasonable steps, including in any proceeding before the U.S. Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright that constitutes Material Intellectual Property owned by any Grantor, including, but not limited to, those items on Schedule 5.2 (II) (as each may be amended or supplemented from time to time);

(g) in the event that any Material Intellectual Property owned by any Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Intellectual Property including, but not limited to, if Grantor determines litigation is appropriate in its reasonable business judgment, the initiation of a suit for injunctive relief and to recover damages;

(h) it shall take commercially reasonable steps, consistent with industry standards, to protect the secrecy of all material Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents;

(i) except to the extent that the failure to do so could not reasonably be expected to cause a Material Adverse Effect, it shall use proper statutory notice in connection with its use of any of the Patents, Trademarks and Copyrights that constitute Material Intellectual Property, in each case, consistent with industry standards; and

(j) it shall continue to collect, at its own expense, all material amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof.

Section 6.08. [Reserved];

Section 6.09. As-Extracted Collateral. If a Grantor shall acquire any interest in any Real Property which, to the knowledge of such Grantor, contains oil, gas, Coal or other minerals with more than a de minimis amount of value or any As-Extracted Collateral then, in each case, unless such Real Property containing oil, gas, Coal or other minerals or such As-Extracted Collateral is included on Schedule 6.9 hereto, such Grantor shall (i) provide notice thereof to the Agents within ten (10) days of such acquisition (or such later period of time as agreed by the First Out Agents), together with a supplement to Schedule 6.9 reflecting such acquisition, (ii) without limiting any related obligations under the First Out Credit Agreement, at the reasonable request of any First Out Agent, deliver to the Agents fully completed financing statement(s) in appropriate form for filing covering such As-Extracted Collateral (which financing statements shall include the name of the record owner of the real property if other than the Grantor and accurate real estate descriptions sufficient to locate such real property on the ground and enable the Agents to record the financing statements in the appropriate real property records) and (iii) reimburse each Agent for all related filing fees and any recording or stamp taxes due in connection with such filings.

ARTICLE 7

ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS

Section 7.01. [Reserved].

Section 7.02. Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall, without further order from the Bankruptcy Court (unless so required by applicable law), promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that any Agent may reasonably request, in order to perfect and maintain the validity, effectiveness and priority of any security interest granted hereby or to enable such Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) at any Agent’s request, appear in and defend any action or proceeding that may materially and adversely effect on such Grantor’s title to or the Agents’ security interests in all or any part of the Collateral; and

(ii) furnish the Agents with such information regarding the Collateral, including, without limitation, the location thereof, as any Agent may reasonably request from time to time.

(b) Each Grantor hereby authorizes the Agents to file a Record or Records, including, without limitation, financing or continuation statements, intellectual property security agreements and amendments to any of the foregoing, in any jurisdictions and with any filing offices as the Agents may determine, in their sole discretion, are necessary or advisable to perfect or otherwise protect the security interests granted to the Agents herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the applicable Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interests in the Collateral granted to the Agents herein, including (if applicable), without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or words of similar effect.

(c) Each Grantor hereby authorizes the Term Agent to modify this Agreement after obtaining such Grantor’s signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented as provided in this Agreement) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

(d) Notwithstanding anything to the contrary in this Agreement, no Grantor shall be obligated to update any schedule hereto (other than (x) pursuant to changes of the information required by Section 5.01(a) or (b), which updated information shall be provided to supplement the schedules hereto as soon as practicable, (y) pursuant to any other express covenant or requirement in this Agreement to update a schedule or (z) pursuant to an express covenant or requirement of the First Out Credit Agreement (including, without limitation, Section 5.4(i) of the First Out Credit Agreement) or Second Out Credit Agreement) except (i) concurrently with the delivery of the Borrower’s financial statements in accordance with Section 5.04(a) of the First Out Credit Agreement or (ii) promptly upon the request of any First Out Agent during an Event of Default, and no default or failure of any representation shall result from any failure to update a schedule other than in accordance with this Section 7.02(d).

Section 7.03. Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Agents, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of by the Agents not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

ARTICLE 8

AGENTS APPOINTED ATTORNEYS-IN-FACT

Section 8.01. Power of Attorney. Each Grantor hereby irrevocably appoints each Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, such Agent or otherwise, from time to time in such Agent’s discretion to take any action and to execute any instrument by and in accordance with the Interim Order (and, when applicable, the Final Order) and without further order from the Bankruptcy Court, that the Agents may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) upon the occurrence and during the continuance of any Event of Default and, after notice to the appropriate Grantor, to obtain and adjust insurance required to be maintained by such Grantor or paid to any Agent pursuant to the First Out Credit Agreement;

(b) upon the occurrence and during the continuance of any Event of Default and, after notice to the appropriate Grantor, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of any Event of Default and, after notice to the appropriate Grantor, to receive, endorse and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (b) above;

(d) upon the occurrence and during the continuance of any Event of Default and, after notice to the appropriate Grantor, to file any claims or take any action or institute any proceedings that any Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of any Agent with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the liens and security interests granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Liens permitted by Section 6.03 of the First Out Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the relevant Agent(s) in its their discretion, any such payments made by any Agent to become obligations of such Grantor to such Agent, due and payable immediately without demand; and

(h) upon the occurrence and during the continuance of any Event of Default and after notice to the appropriate Grantor generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of its Collateral as fully and completely as though such Agent were the absolute owner thereof for all purposes, and to do, at such Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that such Agent deems reasonably necessary to protect, preserve or realize upon its Collateral and such Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Section 8.02. No Duty on the Part of Agents or Secured Parties. The powers conferred on the Agents hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon any Agent or any Secured Party to exercise any such powers. The Agents and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

ARTICLE 9

REMEDIES

Section 9.01. Generally. Subject to Article 10:

(a) subject to the Orders, if any Event of Default (as defined under the First Out Credit Agreement or, after the Term Termination Date and Revolving Termination Date (or after the Term Termination Date if the Future ABL Facility has not been consummated), the Second Out Credit Agreement) shall have occurred and be continuing, the applicable Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein, in the applicable Credit Agreement or otherwise available to it at law or in equity (including under the Bankruptcy Code) and all the rights and remedies of such Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of such Agent forthwith, assemble all or part of the Collateral as directed by such Agent and make it available to such Agent at a place to be designated by such Agent that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent such Agent deems appropriate; and

(iv) Subject to applicable law (including under the Bankruptcy Code or the requirements of any Order of the Bankruptcy Court) and subject to the proviso to the last paragraph of Section 8.01 of the First Out Credit Agreement and any comparable provision in the Second Out Credit Agreement, without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of such Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as such Agent may deem commercially reasonable;

(b) any Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and such Agents, as collateral agent for and representative of the applicable Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the applicable Obligations as a credit on account of the purchase price for any Collateral payable by such Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, including the Bankruptcy Code or any Order entered in connection with the Cases, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agents shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agents may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for any Agent to dispose of the Collateral or any portion thereof by using internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against any Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if such Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Agents to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agents, that the Agents have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the applicable Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Agents hereunder;

(c) each Agent may sell the Collateral without giving any warranties as to the Collateral. Each Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral; and

(d) each Agent shall have no obligation to marshal any of the Collateral.

Section 9.02. Application of Proceeds. Subject in all respects to the entirety of Article 10 hereof, and except as expressly provided elsewhere in this Agreement, all net proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied by such Agent against (or transferred to the appropriate Agent to be applied against) Obligations in the order set forth in Section 10.09.

Section 9.03. Sales on Credit. If any Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by such Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, such Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

Section 9.04. Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Agents may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the applicable Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the applicable Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to such Agent all such information as such Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by such Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

Section 9.05. Grant of Intellectual Property License. Solely for the purpose of enabling the applicable Agent, solely during the continuance of an Event of Default, to exercise rights and remedies under Article 8 and Article 9 hereof at such time as such Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to each Agent, a non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient quality control provisions and inspection rights in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired or created by such Grantor, and included in the Collateral. Such license shall include, to the extent permissible under all applicable licenses, access to all media in which any above-licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

Section 9.06. [Reserved].

Section 9.07. Cash Proceeds; Deposit Accounts. (a) In the event that the Loans under the First Out Credit Agreement have been accelerated, or prior to an acceleration, if an Event of Default shall have occurred and be continuing, in addition to the rights of the Revolving Agent specified in Section 6.05 with respect to payments of Receivables, (i) upon the request of the Revolving Agent, all proceeds of any Revolving Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Revolving Cash Proceeds”) shall be held by such Grantor in trust for the Revolving Agent and (ii) upon the request of the Term Agent, all proceeds of any Term Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively “Term Cash Proceeds”) shall be held by such Grantor in trust for the Term Agent, in each case, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the applicable First Out Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the applicable First Out Agent, if required) and held by the applicable First Out Agent in a Revolving Cash Collateral Account or a Term Cash Collateral Account, as applicable. Any Revolving Cash Proceeds received by the Revolving Agent or any Term Cash Proceeds received by the Term Agent, in each case (whether from a Grantor or otherwise) may, in the sole discretion of such First Out Agent, (A) be held by such First Out Agent for the ratable benefit of the applicable Secured Parties, as collateral security for the applicable Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by such First Out Agent against the applicable Obligations then due and owing.

(b) If any Event of Default shall have occurred and be continuing, (i) the Revolving Agent may apply the balance from any Deposit Account (except for the Term Cash Collateral Account, the Term Facility Letter of Credit Account and the Bonding Facility Letter of Credit Account) or instruct the bank at which any such Deposit Account is maintained to pay the balance of any such Deposit Account to or for the benefit of the Revolving Agent to be applied against the Revolving Obligations then due and owing and (ii) the Term Agent may apply the balance from the Term Cash Collateral Account or instruct the bank at which any such Term Cash Collateral Account is maintained to pay the balance of such Term Cash Collateral Account to or for the benefit of the Term Agent to be applied Term Obligations then due and owing.

(c) Notwithstanding anything to the contrary herein or in any other First Out Loan Document or Second Out Loan Document, the Bonding LC Agent or Bonding LC Issuer may apply Bonding LC Collateral to any Bonding LC Obligations on the terms set forth in the First Out Credit Agreement.

(d) Notwithstanding anything to the contrary herein or in any other First Out Loan Document or Second Out Loan Document, the Term LC Agent or Term LC Issuer may apply Term LC Collateral to any Term LC Obligations on the terms set forth in the First Out Credit Agreement.

ARTICLE 10

INTERCREDITOR

Section 10.01. Turnover.

(a) In accordance with the Interim Order (and, when applicable, the Final Order), any Revolving Collateral or proceeds thereof received by any Secured Party including, without limitation, any such Revolving Collateral constituting proceeds, or any payment or distribution, that may be received by any Secured Party (x) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Revolving Collateral, (y) from the collection or other disposition of, or realization on, the Revolving Collateral, whether or not pursuant to the Cases or (z) in violation of this Agreement, shall be segregated and held in trust and promptly paid over, in the same form as received, with any necessary endorsements, to (i) prior to the Revolving Termination Date (unless the Future ABL Facility has not been consummated), the Revolving Agent, for the benefit of the Revolving Secured Parties to be applied to the Revolving Obligations (unless otherwise required by law or court order), (ii) after the Revolving Termination Date (or prior to the effectiveness of the Future ABL Facility) but prior to the Term Termination Date, the Term Agent, for the benefit of the Term Secured Parties for application to the Term Obligations (unless otherwise required by law or court order), (iii) after the Revolving Termination Date (or prior to the effectiveness of the Future ABL Facility) and the Term Termination Date but prior to the Bonding LC Termination Date, the Bonding LC Agent, for the benefit of the Bonding LC Secured Parties for application to the Bonding LC Obligations (unless otherwise required by law or court order), (iv) after the Revolving Termination Date (or prior to the effectiveness of the Future ABL Facility), the Term Termination Date and the Bonding LC Termination Date but prior to the Term LC Termination Date, the Term LC Agent, for the benefit of the Term LC Secured Parties for application to the Term LC Obligations (unless otherwise required by law or court order) and (v) after the Revolving Termination Date (or prior to the effectiveness of the Future ABL Facility), the Term Termination Date, the Bonding LC Termination Date, and the Term LC Termination Date, to the Second Out Agent for the benefit of the Second Out Secured Parties for application to the Second Out Obligations (unless otherwise required by law or court order).

(b) In accordance with the Interim Order (and, when applicable, the Final Order), any Term Collateral or proceeds thereof received by any Secured Party including, without limitation, any such Term Collateral constituting proceeds, or any payment or distribution, that may be received by any Secured Party (w) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Term Collateral, (x) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), (y) from the collection or other disposition of, or realization on, the Term Collateral, whether or not pursuant to the Cases or (z) in violation of this Agreement, shall be segregated and held in trust and promptly paid over, in the same form as received, with any necessary endorsements, to (i) prior to the Term Termination Date, the Term Agent, for the benefit of the Term Secured Parties for application to the Term Obligations (unless otherwise required by law or court order), (ii) after the Term Termination Date but before the Revolving Termination Date (unless the Future ABL Facility has not been consummated), the Revolving Agent for the benefit of the Revolving Secured Parties for application to the Revolving Obligations (unless otherwise required by law or court order), (iii) after the Term Termination Date and Revolving Termination Date (or prior to the effectiveness of the Future ABL Facility) but before the Term LC Termination Date, the Term LC Agent for the benefit of the Term LC Secured Parties for application to the Term LC Obligations (unless otherwise required by law or court order), (iv) after the Term Termination Date, Term LC Termination Date and Revolving Termination Date (or prior to the effectiveness of the Future ABL Facility) but before the Bonding LC Termination Date, the Bonding LC Agent for the benefit of the Bonding LC Secured Parties for application to the Bonding LC Obligations (unless otherwise required by law or court order) and (v) after the Revolving Termination Date (or prior to the effectiveness of the Future ABL Facility), Term Termination Date, Term LC Termination Date and Bonding LC Termination Date, the Second Out Agent for the benefit of the Second Out Secured Parties for application to the Second Out Obligations (unless otherwise required by law or court order).

(c) Notwithstanding the foregoing, the Secured Parties shall, with respect to any Term LC Collateral or Bonding LC Collateral (and Proceeds therefrom), until the Term LC Termination Date or Bonding LC Termination Date, respectively, cause such Collateral to be turned over to the Term LC Agent or Bonding LC Agent, respectively, as if the Term LC Agent were substituted for the Term Agent and the Bonding LC Agent were substituted for the Revolving Agent in the foregoing clauses (a) and (b).

(d) Each Agent shall retain and apply such amounts received pursuant to this Article 10 in accordance with this Agreement, the First Out Loan Documents or Second Out Loan Documents, as applicable, and without any further order of the Bankruptcy Court

Section 10.02. Similar Liens and Agreements; Agreement to Cooperate.

(a) The Agents agree that it is their intention that the Collateral granted in favor of the Term Secured Parties, the Revolving Secured Parties, the Bonding LC Secured Parties, the Term LC Secured Parties and the Second Out Secured Parties be identical (but not the Liens or the relative priorities). In furtherance of the foregoing, the Agents agree, subject to the other provisions of the Orders and this Agreement, to:

(i) perform all acts required under the First Out Loan Documents, Second Out Loan Documents, this Agreement and the Orders;

(ii) upon the request of any First Out Agent, the Second Out Agent shall execute and deliver such instruments to enable the Term Agent or Revolving Agent to further perfect, preserve, and enforce the Liens held by or on behalf of any of the Term Secured Parties or Revolving Secured Parties in the Collateral and the Term Secured Obligations or Revolving Secured Obligations of all Grantors; and

(iii) upon request by any First Out Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Collateral and Term Collateral and the identity of the respective parties obligated under the First Out Loan Documents and the Second Out Loan Documents.

(b) The parties hereto agree that no additional Liens shall be granted or permitted on any asset of any Grantor to secure any Term Obligation, Revolving Obligation, Bonding LC Obligation, Term LC Obligation or Second Out Obligation unless, subject to the terms of this Agreement, immediately after giving effect to such grant or concurrently therewith, a Lien with the priority set forth herein and in the Orders shall be granted on such asset to secure the Term Obligations (unless the Term Termination Date shall have occurred), Revolving Obligations (unless the Revolving Termination Date shall have occurred or the Future ABL Facility shall not have been consummated), Bonding LC Obligations (unless the Bonding LC Termination Date shall have occurred), and Second Out Obligations (unless the Second Out Termination Date shall have occurred or the Second Out Credit Agreement shall not have been consummated), as applicable. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Term Secured Parties, Revolving Secured Parties, Term LC Secured Parties and Bonding LC Secured Parties, the Second Out Agent, on behalf of the Second Out Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 10.02(b) shall be subject to the terms of this Agreement.

Section 10.03. Bailee for Perfection. (a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect, or perfects, a Lien thereon under the UCC or other applicable law, as agent and bailee for the other Agents (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and an assignee solely for the purpose of perfecting the security interest granted under the First Out Loan Documents or the Second Out Loan Documents, as applicable, subject to the terms and conditions of this Section 10.03.

(b) [Reserved].

(c) [Reserved].

(d) No Agent shall have any obligation whatsoever to any Secured Party to ensure that any Collateral held by it as bailee pursuant to this Section 10.03 is genuine or owned by any Loan Party or to preserve any rights or benefits of any Person except as expressly set forth in this Section 10.03. The duties or responsibilities of the Agents under this Section 10.03 shall be limited solely to holding the Collateral as bailee in accordance with this Section 10.03.

(e) Each Agent acting pursuant to this Section 10.03 or otherwise shall not have by reason of the First Out Loan Documents, the Second Out Loan Documents or any other document a fiduciary relationship in respect of any Secured Party.

Section 10.04. Exercise of Remedies.

(a) Subject to the terms and conditions of this Agreement and the Orders, in accordance with the Orders:

(i) the Term Agent (on behalf of itself and the other Term Secured Parties) is authorized to exercise any and all of its rights and remedies in accordance with the terms of the First Out Loan Documents and, with respect to the Collateral and to take all actions required or permitted by the First Out Loan Documents without any further Bankruptcy Court action;

(ii) the Revolving Agent (on behalf of itself and the other Revolving Secured Parties) is authorized to exercise any and all of its rights and remedies in accordance with the terms of the First Out Loan Documents and, with respect to the Collateral and to take all actions required or permitted by the First Out Loan Documents without any further Bankruptcy Court action;

(iii) the Bonding LC Agent (on behalf of itself and the other Bonding LC Secured Parties) is authorized to exercise any and all of its rights and remedies in accordance with the terms of the First Out Loan Documents and, with respect to the Collateral and to take all actions required or permitted by the First Out Loan Documents without any further Bankruptcy Court action;

(iv) the Term LC Agent (on behalf of itself and the other Term LC Secured Parties) is authorized to exercise any and all of its rights and remedies in accordance with the terms of the First Out Loan Documents and, with respect to the Collateral, to take all actions required or permitted by the First Out Loan Documents without any further Bankruptcy Court action; and

(v) the Second Out Agent (on behalf of itself and the other Second Out Secured Parties) is authorized to exercise any and all of its rights and remedies in accordance with the terms of the Second Out Loan Documents and, with respect to the Collateral and to take all actions required or permitted by the Second Out Loan Documents without any further Bankruptcy Court action.

(b) The Second Out Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Out Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Term Agent, the Revolving Agent, the Term LC Agent, the Bonding LC Agent, the Term Secured Parties, the Revolving Secured Parties, the Term LC Secured Parties or the Bonding LC Secured Parties with respect to the Collateral as set forth in this Agreement, the Orders and the First Out Loan Documents.

(c) (i) Subject to the immediately succeeding clause (ii) below and the other terms and conditions of this Agreement and the Orders,

(A) Subject to clause (C) and clause (D) below, until the Term Termination Date, the Term Agent shall have the exclusive right to manage, perform and enforce any Default Remedy with respect to the Term Collateral according to its sole discretion and the exercise of its sole business judgment, including the exclusive right to take or retake control or possession of the Term Collateral and to hold, prepare for sale, process, dispose of, or liquidate the Term Collateral and to incur expenses in connection with such disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction. In conducting any public or private sale under the UCC pursuant to this clause (A), the Term Agent shall give the other Agents such notice of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice. Notwithstanding any rights or remedies available to the other Secured Parties under any of the First Out Loan Documents, Second Out Loan Documents, applicable law or otherwise, until the Term Termination Date, no Secured Party other than the Term Agent shall (except as provided in the immediately succeeding clause (ii)), directly or indirectly, exercise any Default Remedy with respect to any Term Collateral without the consent of the Term Agent. After the Term Termination Date, the rights set forth in this clause (A) shall pass to the other Agents in the manner provided in the definition of “Term Agent”.

(B) Subject to clause (C) and clause (D) below, until the Revolving Termination Date, the Revolving Agent shall have the exclusive right to manage, perform and enforce any Default Remedy with respect to the Revolving Collateral according to its sole discretion and the exercise of its sole business judgment, including the exclusive right to take or retake control or possession of the Revolving Collateral and to hold, prepare for sale, process, dispose of, or liquidate the Revolving Collateral and to incur expenses in connection with such disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction. In conducting any public or private sale under the UCC pursuant to this clause (B), the Revolving Agent shall give the other Agents such notice of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice. Notwithstanding any rights or remedies available to the other Secured Parties under any of the First Out Loan Documents, Second Out Loan Documents, applicable law or otherwise, until the Revolving Termination Date, no Secured Party other than the Revolving Agent shall (except as provided in the immediately succeeding clause (ii)), directly or indirectly, exercise any Default Remedy with respect to any Revolving Collateral without the consent of the Revolving Agent. After the Revolving Termination Date (or if the Revolving Facility Effective Date has not occured), the rights set forth in this clause (B) shall pass to the other Agents in the manner provided in the definition of “Revolving Agent”.

(C) Until the Bonding LC Termination Date, the Bonding LC Agent shall have the exclusive right to manage, perform and enforce any Default Remedy with respect to the Bonding LC Collateral according to its sole discretion and the exercise of its sole business judgment, including the exclusive right to take or retake control or possession of such Bonding LC Collateral and to apply the Bonding LC Collateral against the Bonding LC Obligations and to hold, prepare for sale, process, dispose of, or liquidate the Bonding LC Collateral and to incur expenses in connection with such disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction. In conducting any public or private sale under the UCC pursuant to this clause (C), the Bonding LC Agent shall give the other Agents such notice of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice. Notwithstanding any rights or remedies available to the other Secured Parties under any of the First Out Loan Documents, Second Out Loan Documents, applicable law or otherwise, until the Bonding LC Termination Date, no Secured Party other than the Bonding LC Agent shall, directly or indirectly, exercise any Default Remedy with respect to any Bonding LC Collateral without the consent of the Bonding LC Agent. After the Bonding LC Termination Date, the rights set forth in this clause (C) shall pass to the other Agents in the manner provided in the definition of “Bonding LC Agent”.

(D) Until the Term LC Termination Date, the Term LC Agent shall have the exclusive right to manage, perform and enforce any Default Remedy with respect to the Term LC Collateral according to its sole discretion and the exercise of its sole business judgment, including the exclusive right to take or retake control or possession of such Term LC Collateral and to apply the Term LC Collateral against the Term LC Obligations and to hold, prepare for sale, process, dispose of, or liquidate the Term LC Collateral and to incur expenses in connection with such disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction. In conducting any public or private sale under the UCC pursuant to this clause (D), the Term LC Agent shall give the other Agents such notice of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice. Notwithstanding any rights or remedies available to the other Secured Parties under any of the First Out Loan Documents, Second Out Loan Documents, applicable law or otherwise, until the Term LC Termination Date, no Secured Party other than the Term LC Agent shall, directly or indirectly, exercise any Default Remedy with respect to any Term LC Collateral without the consent of the Term LC Agent. After the Term LC Termination Date, the rights set forth in this clause (D) shall pass to the other Agents in the manner provided in the definition of “Term LC Agent”.

(ii) Notwithstanding the preceding clause (i), until the Second Out Termination Date, the Second Out Agent may exercise Default Remedies with respect to the Revolving Collateral and Term Collateral according to its sole discretion and the exercise of its sole business judgment, including the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, dispose of, or liquidate such Collateral and to incur expenses in connection with such disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction if:

(A) 120 days have elapsed since Second Out Agent notified Term Agent (in the case of the Term Collateral) and the Revolving Agent (in the case of the Revolving Collateral) that the Second Out Obligations were due in full as a result of acceleration or otherwise (the “Standstill Period”);

(B) (1) with respect to the Term Collateral, neither the Term Agent nor, if permitted hereby, the Revolving Agent is then diligently pursuing Default Remedies with respect to all or a material portion of the Term Collateral or diligently attempting to vacate any stay or prohibition against such exercise; or

(2) with respect to the Revolving Collateral, neither the Revolving Agent nor, if permitted hereby, the Term Agent is then diligently pursuing Default Remedies with respect to all or a material portion of the Revolving Collateral or diligently attempting to vacate any stay or prohibition against such exercise; and

(C) any acceleration of the Second Out Obligations has not been rescinded.

In conducting any public or private sale under the UCC pursuant to this clause (ii), the Second Out Agent shall give the Term Agent and/or Revolving Agent such notice of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.

Notwithstanding anything in this Section 10.04 or anything to the contrary in any other Loan Document, even after any Standstill Period, the Second Out Agent may not exercise any Default Remedy or take any other action (i) with respect to the Bonding LC Collateral until the Bonding LC Termination Date or (ii) with respect to the Term LC Collateral until the Term LC Termination Date.

Section 10.05. Amendments of Loan Documents.

(a) Amendments of Loan Documents. The Term Secured Parties, Revolving Secured Parties, Term LC Secured Parties and Bonding LC Secured Parties may at any time and from time to time and without consent of, or notice to, any other Secured Party, without incurring liability to any other Secured Party, and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, renew or replace any or all of the First Out Loan Documents in the manner set forth in the First Out Credit Agreement. The Second Out Secured Parties may at any time and from time to time and without consent of, or notice to, any other Secured Party, without incurring liability to any other Secured Party, and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, renew or replace any or all of the Second Out Loan Documents; provided, however, that, without the consent of, until the Term Termination Date, the Term Agent, and, (if the Revolving Facility Effective Date has occurred) until the Revolving Termination Date, the Revolving Agent, no Second Out Secured Party shall enter into any amendment, restatement, supplement, modification, substitution, renewal or replacement of any or all of the Second Out Loan Documents (other than this Agreement, which is governed by clause (b), below) that:

(i) increases the aggregate principal amount of the Second Out Obligations beyond the amount theretofore permitted under the First Out Credit Agreement, other than as a result of the capitalization of accrued interest, fees and expenses;

(ii) increases the interest rates or letter of credit fees under the Second Out Obligations;

(iii) modifies covenants, defaults, or events of default except for modifications to match changes made for the Term Obligations and Revolving Obligations;

(iv) accelerates any date upon which any scheduled payment of principal or interest is due, or otherwise decreases the weighted average life to maturity;

(v) changes a prepayment, redemption, or defeasance provision so as to require a new payment or accelerate an existing payment obligation;

(vi) changes a term that would result in a Default under the First Out Credit Agreement;

(vii) increases the Obligations thereunder of a Grantor; or

(viii) confers additional rights on any Second Out Secured Party in a manner materially adverse to a Term Secured Party or Revolving Secured Party.

(b) Automatic Amendments of Second Out Loan Documents. In the event that any representation, covenant, event of default or other provision under the First Out Loan Documents is amended, restated, supplemented, waived, consented to, or otherwise modified and there is a corresponding representation, covenant, event of default or other provision in the Second Out Loan Documents, such corresponding representation, covenant, event of default or other provision under the Second Out Loan Documents shall be, without any further action by any Second Out Secured Party, automatically amended, restated, supplemented, waived, consented to, or otherwise modified in a corresponding manner (in the manner and to the extent set forth in the Second Out Loan Documents (as in effect on the date of effectiveness thereof), including pursuant to cross references therein to the First Out Loan Documents).

Section 10.06. Automatic Release of Liens Securing Junior Obligations.

(a) If, in connection with the enforcement or exercise of any Default Remedies with respect to the Collateral, including any disposition of Collateral, the Liens of the First Out Agents, Term LC Agent and Bonding LC Agent (in each case, for the benefit of the applicable Secured Parties) shall be released (other than Liens released pursuant to a Payment in Full of the Term Obligations, Revolving Obligations, Term LC Obligations and Bonding LC Obligations), then the Liens securing the Second Out Obligations on such Collateral (but not in any proceeds thereof), shall be automatically, unconditionally and simultaneously released, and the Second Out Agent shall, for itself and on behalf of the Second Out Secured Parties, promptly execute and deliver to the applicable Agent (or to another Person upon the instruction of such applicable Agent), such termination statements, releases and other documents as such Agent may reasonably request to effectively confirm such release.

(b) The Second Out Agent, on behalf of each Second Out Secured Party, hereby irrevocably constitutes and appoints each First Out Agent and any officer of a First Out Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Out Agent and in the name of such Second Out Agent or in the First Out Agent’s own name, from time to time in either First Out Agent’s discretion, for the purpose of carrying out the terms of this Section 10.06, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purpose of this Section 10.06, such power of attorney being coupled with an interest and irrevocable until the Term Termination Date and (after the effectiveness of the Future ABL Facility) the Revolving Termination Date.

Section 10.07. No Additional Rights for the Grantors Hereunder. If any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against such Secured Party. Except to the extent expressly set forth in this Agreement, each Grantor shall retain all of its rights and remedies under the Loan Documents and any defense otherwise available to it in any action by any Secured Party.

Section 10.08. Actions Upon Breach.

(a) If any Second Out Secured Party (or any agent or other representative thereof) commences or participates in any action or proceeding with respect to the Collateral in violation of this Agreement, any Revolving Secured Party, with respect to Revolving Collateral, Term Secured Party, with respect to Term Collateral, Term LC Secured Party, with respect to the Term LC Collateral and Bonding LC Secured Party, with respect to the Bonding LC Collateral, may intervene and interpose as a defense or dilatory plea, in its name or in the name of one or more of the Grantors, the making of this Agreement.

(b) If any Term Secured Party (or any agent or other representative thereof) commences or participates in any action or proceeding with respect to the Revolving Collateral in violation of this Agreement, any Revolving Secured Party may intervene and interpose as a defense or dilatory plea, in its name or in the name of one or more of the Grantors, the making of this Agreement.

(c) If any Revolving Secured Party (or any agent or other representative thereof) commences or participates in any action or proceeding with respect to the Term Collateral in violation of this Agreement, any Term Secured Party may intervene and interpose as a defense or dilatory plea, in its name or in the name of one or more of the Grantors, the making of this Agreement.

(d) If any Secured Party (or any agent or other representative thereof) other than a Bonding LC Secured Party commences or participates in any action or proceeding with respect to the Bonding LC Collateral in violation of this Agreement, any Bonding LC Secured Party may intervene and interpose as a defense or dilatory plea, in its name or in the name of one or more of the Grantors, the making of this Agreement.

(e) If any Secured Party (or any agent or other representative thereof) other than a Term LC Secured Party commences or participates in any action or proceeding with respect to the Term LC Collateral in violation of this Agreement, any Term LC Secured Party may intervene and interpose as a defense or dilatory plea, in its name or in the name of one or more of the Grantors, the making of this Agreement.

(f) Should any Second Out Secured Party (or any agent or other representative thereof) in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to enforce any remedy on the Collateral) in violation of this Agreement, or fail to take any action required by this Agreement, any Revolving Secured Party, with respect to Revolving Collateral, Term Secured Party, with respect to Term Collateral, Term LC Secured Party, with respect to the Term LC Collateral or Bonding LC Secured Party, with respect to the Bonding LC Collateral (in its or their own name or in the name of one or more of the Grantors) may obtain relief against such Second Out Secured Party or agent or other representative thereof, by injunction, specific performance and/or other appropriate equitable relief.

(g) Should any Term Secured Party (or any agent or other representative thereof) in any way take, attempt to or threaten to take any action with respect to the Revolving Collateral (including any attempt to enforce any remedy on the Revolving Collateral) in violation of this Agreement, or fail to take any action required by this Agreement, any Revolving Secured Party (in its or their own name or in the name of one or more of the Grantors) may obtain relief against such Term Secured Party or agent or other representative thereof, by injunction, specific performance and/or other appropriate equitable relief.

(h) Should any Revolving Secured Party (or any agent or other representative thereof) in any way take, attempt to or threaten to take any action with respect to the Term Collateral (including any attempt to enforce any remedy on the Term Collateral) in violation of this Agreement, or fail to take any action required by this Agreement, any Term Secured Party (in its or their own name or in the name of one or more of the Grantors) may obtain relief against such Revolving Secured Party or agent or other representative thereof, by injunction, specific performance and/or other appropriate equitable relief.

Section 10.09. Application of Proceeds of Collateral. All proceeds received by the Agents in respect of any exercise of Default Remedies with respect to all or any part of the Collateral shall promptly be applied to the Obligations in accordance with the following order of priority:

(a) With respect to all proceeds of the Revolving Collateral:

(A) Solely with respect to any Bonding LC Collateral or the proceeds thereof:

(1) first: if the Bonding LC Termination Date has not occurred, to the Bonding LC Agent, to be applied to the expenses of such sale or other realization of Bonding LC Collateral, including reasonable compensation to agents of and counsel for the Bonding LC Agent, and all expenses, liabilities and advances incurred or made by the Bonding LC Agent in connection therewith;

(2) second: if the Bonding LC Termination Date has not occurred, to the Bonding LC Agent to be applied to the repayment of or held as cash collateral for Bonding LC Obligations whether or not then due and payable (including without limitation amounts required to Cash Collateralize undrawn (or to pay any unreimbursed drawings under) Letters of Credit constituting Bonding LC Obligations under the First Out Credit Agreement and other contingent obligations then outstanding that are Bonding LC Obligations, if any, in accordance with the terms of the First Out Credit Agreement) until the Bonding LC Termination Date;

(3) thereafter: in accordance with and in the order provided by clauses (B) through (L) below;

otherwise, with respect to all proceeds of Revolving Collateral that is not Bonding LC Collateral:

(B) first: if the Revolving Termination Date has not occurred (and the Future ABL Facility has become effective), to the Revolving Agent, to be applied to the expenses of such sale or other realization of Revolving Collateral, including reasonable compensation to agents of and counsel for the Revolving Agent, and all expenses, liabilities and advances incurred or made by the Revolving Agent in connection therewith;

(C) second: if the Revolving Termination Date has not occurred (and the Future ABL Facility has become effective), to the Revolving Agent to be applied to the repayment of Revolving Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize undrawn R/C Letters of Credit (as defined in the First Out Credit Agreement) constituting Revolving Obligations under the First Out Credit Agreement and other contingent obligations then outstanding that are Revolving Obligations, if any, in accordance with the terms of the First Out Credit Agreement) until the Revolving Obligations are Paid in Full;

(D) third: if the Term Termination Date has not occurred, to the Term Agent, to be applied to the expenses of such sale or other realization of Revolving Collateral, including reasonable compensation to agents of and counsel for the Term Agent, and all expenses, liabilities and advances incurred or made by the Term Agent in connection therewith;

(E) fourth: if the Term Termination Date has not occurred, to the Term Agent to be applied to the repayment of the Term Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize contingent obligations then outstanding that are Term Obligations, in accordance with the terms of the First Out Credit Agreement) until the Term Obligations are Paid in Full;

(F) fifth: if the Bonding LC Termination Date has not occurred, to the Bonding LC Agent, to be applied to the expenses of such sale or other realization of Revolving Collateral, including reasonable compensation to agents of and counsel for the Bonding LC Agent, and all expenses, liabilities and advances incurred or made by the Bonding LC Agent in connection therewith;

(G) sixth: if the Bonding LC Termination Date has not occurred, to the Bonding LC Agent to be applied to the repayment of Bonding LC Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize undrawn Letters of Credit constituting Bonding LC Obligations under the First Out Credit Agreement and other contingent obligations then outstanding that are Bonding LC Obligations, if any, in accordance with the terms of the First Out Credit Agreement) until the Bonding LC Obligations are Paid in Full;

(H) seventh: if the Term LC Termination Date has not occurred, to the Term LC Agent, to be applied to the expenses of such sale or other realization of Revolving Collateral, including reasonable compensation to agents of and counsel for the Term LC Agent, and all expenses, liabilities and advances incurred or made by the Term LC Agent in connection therewith;

(I) eighth: if the Term LC Termination Date has not occurred, to the Term LC Agent to be applied to the repayment of Term LC Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize undrawn Letters of Credit constituting Term LC Obligations under the First Out Credit Agreement and other contingent obligations then outstanding that are Term LC Obligations, if any, in accordance with the terms of the First Out Credit Agreement) until the Term LC Obligations are Paid in Full

(J) ninth: if the Second Out Termination Date has not occurred (and the Second Out Credit Agreement has become effective), to the Second Out Agent, to be applied to the expenses of such sale or other realization of Revolving Collateral, including reasonable compensation to agents of and counsel for the Second Out Agent, and all expenses, liabilities and advances incurred or made by the Second Out Agent in connection therewith;

(K) tenth: if the Second Out Termination Date has not occurred (and the Second Out Credit Agreement has become effective), to the Second Out Agent to be applied to the repayment of Second Out Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize undrawn Letters of Credit under the Second Out Credit Agreement and other contingent obligations then outstanding that are Second Out Obligations, if any, in accordance with the terms of the Second Out Credit Agreement) until the Second Out Obligations are Paid in Full; and

(L) eleventh: any surplus then remaining shall be paid to the applicable Grantor or its successors or assigns or to whomsoever may be lawfully entitled to receive the same.

(b) with respect to all proceeds of the Term Collateral:

(A) Solely with respect to any Term LC Collateral or the proceeds thereof:

(1) first: if the Term LC Termination Date has not occurred, to the Term LC Agent, to be applied to the expenses of such sale or other realization of Term LC Collateral, including reasonable compensation to agents of and counsel for the Term LC Agent, and all expenses, liabilities and advances incurred or made by the Term LC Agent in connection therewith;

(2) second: if the Term LC Termination Date has not occurred, to the Term LC Agent to be applied to the repayment of or held as cash collateral for Term LC Obligations whether or not then due and payable (including without limitation amounts required to Cash Collateralize undrawn (or to pay any unreimbursed drawings under) Letters of Credit constituting Term LC Obligations under the First Out Credit Agreement and other contingent obligations then outstanding that are Term LC Obligations, if any, in accordance with the terms of the First Out Credit Agreement) until the Term LC Termination Date;

(3) thereafter: in accordance with and in the order provided by clauses (B) through (L) below;

otherwise, with respect to all proceeds of Term Collateral that is not Term LC Collateral:

(B) first: if the Term Termination Date has not occurred, to the Term Agent, to be applied to the expenses of such sale or other realization of Term Collateral, including reasonable compensation to agents of and counsel for the Term Agent, and all expenses, liabilities and advances incurred or made by the Term Agent in connection therewith;

(C) second: if the Term Termination Date has not occurred, to the Term Agent to be applied to the repayment of Term Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize contingent obligations then outstanding that are Term Obligations, if any, in accordance with the terms of the First Out Credit Agreement) until the Term Obligations are Paid in Full;

(D) third: if the Revolving Termination Date has not occurred (and the Future ABL Facility has become effective), to the Revolving Agent, to be applied to the expenses of such sale or other realization of Term Collateral, including reasonable compensation to agents of and counsel for the Revolving Agent, and all expenses, liabilities and advances incurred or made by the Revolving Agent in connection therewith

(E) fourth: if the Revolving Termination Date has not occurred (and the Future ABL Facility has become effective), to the Revolving Agent to be applied to the repayment of Revolving Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize undrawn R/C Letters of Credit (as defined in the First Out Credit Agreement) constituting Revolving Obligations under the First Out Credit Agreement and other contingent obligations then outstanding that are Revolving Obligations, if any, in accordance with the terms of the First Out Credit Agreement) until the Revolving Obligations are Paid in Full;

(F) fifth: if the Term LC Termination Date has not occurred, to the Term LC Agent, to be applied to the expenses of such sale or other realization of Term Collateral, including reasonable compensation to agents of and counsel for the Term LC Agent, and all expenses, liabilities and advances incurred or made by the Term LC Agent in connection therewith;

(G) sixth: if the Term LC Termination Date has not occurred, to the Term LC Agent to be applied to the repayment of Term LC Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize undrawn Letters of Credit constituting Term LC Obligations under the First Out Credit Agreement and other contingent obligations then outstanding that are Term LC Obligations, if any, in accordance with the terms of the First Out Credit Agreement) until the Term LC Obligations are Paid in Full

(H) seventh: if the Bonding LC Termination Date has not occurred, to the Bonding LC Agent, to be applied to the expenses of such sale or other realization of Term Collateral, including reasonable compensation to agents of and counsel for the Bonding LC Agent, and all expenses, liabilities and advances incurred or made by the Bonding LC Agent in connection therewith;

(I) eighth: if the Bonding LC Termination Date has not occurred, to the Bonding LC Agent to be applied to the repayment of Bonding LC Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize undrawn Letters of Credit constituting Bonding LC Obligations under the First Out Credit Agreement and other contingent obligations then outstanding that are Bonding LC Obligations, if any, in accordance with the terms of the First Out Credit Agreement) until the Bonding LC Obligations are Paid in Full;

(J) ninth: if the Second Out Termination Date has not occurred (and the Second Out Credit Agreement has become effective), to the Second Out Agent, to be applied to the expenses of such sale or other realization of Term Collateral, including reasonable compensation to agents of and counsel for the Second Out Agent, and all expenses, liabilities and advances incurred or made by the Second Out Agent in connection therewith;

(K) tenth: if the Second Out Termination Date has not occurred (and the Second Out Credit Agreement has become effective), to the Second Out Agent to be applied to the repayment of Second Out Obligations then outstanding whether or not then due and payable (including without limitation amounts required to Cash Collateralize undrawn Letters of Credit under the Second Out Credit Agreement and other contingent obligations then outstanding that are Second Out Obligations, if any, in accordance with the terms of the Second Out Credit Agreement) until the Second Out Obligations are Paid in Full; and

(L) eleventh: any surplus then remaining shall be paid to the applicable Grantor or its successors or assigns or to whomsoever may be lawfully entitled to receive the same.

Section 10.10. Payments. Prior to the Term Termination Date, Revolving Termination Date, Term LC Termination Date and Bonding LC Termination Date, except for Permitted Second Out Obligation Payments, no payment or distribution of any kind shall be made by or on behalf of any Grantor in respect of the Second Out Obligations and no Second Out Secured Party shall receive any such payment or distribution. Any payments or distributions of any kind received by any Second Out Secured Party in violation of the preceding sentence shall be segregated and held in trust and promptly paid over, in the same form as received, with any necessary endorsements, to the applicable First Out Agent, for the benefit of the Secured Parties and to be applied in accordance with Section 10.09 (unless otherwise required by applicable law or court order).

Section 10.11. Effect of Refinancing. If the Payment in Full of the Term Obligations or Revolving Obligations is being effected through a Refinancing; provided that (i) the applicable First Out Agent gives a notice of such Refinancing to the other First Out Agent and the Second Out Agent at least 5 Business Days prior to such Refinancing and (ii) the incurrence of such Refinancing is permitted under the terms of the First Out Credit Agreement, then (A) such Payment in Full of Term Obligations or Revolving Obligations, as applicable, shall be deemed not to have occurred for all purposes of this Agreement, (B) the indebtedness under such Refinancing and all other obligations under the credit documents evidencing such indebtedness (the “New Term Obligations” or “New Revolving Obligations”, as applicable) shall be treated as Term Obligations or Revolving Obligations, as applicable, for all purposes of this Agreement, (C) the documents governing such New Term Obligations (the “New Term Loan Documents”) and/or the documents governing such New Revolving Obligations (the “New Revolving Loan Documents”) shall be treated as First Out Loan Documents, under this Agreement and (D) the agent under the New First Term Documents (the “New Term Agent”) or the New Revolving Loan Documents (the “New Revolving Agent”) shall be deemed to be the Term Agent or Revolving Agent, as applicable, for all purposes of this Agreement. Upon receipt of a notice of Refinancing under the preceding sentence, which notice shall include the identity of the New Term Agent or New Revolving Agent, the Second Out Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New Term Agent and New Revolving Agent may reasonably request in order to provide to the New First Out Agent the rights and powers set forth herein. Additionally, if the Revolving Obligations and Term Obligations are not so refinanced at the same time, and the initial First Out Loan Documents accordingly remain outstanding, the New Term Agent and New

Revolving Agent, as applicable, shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the old Term Agent or old Revolving Agent, as applicable, may reasonably request in order to provide or maintain substantially the powers, restrictions and Lien priorities set forth herein. Notwithstanding the foregoing, this Section 10.11 shall not apply if all then-existing Obligations of all Secured Parties are substantially simultaneously Refinanced or Paid in Full, in which case the parties to such refinancings shall enter into new intercreditor arrangements, if any, acceptable to them at such time.

ARTICLE 11

AMENDMENTS TO AGREEMENT

Section 11.01. Amendments of Pledge, Security and Intercreditor Agreement. This Agreement may be amended, supplemented, amended and restated, otherwise modified, waived, discharged or terminated only with the written consent of (A) the Term LC Agent, the Bonding LC Agent and each First Out Agent party hereto at such time (for the avoidance of doubt, with the Term Agent and Revolving Agent acting with such consents as are required by Section 11.08 of the First Out Credit Agreement, the Bonding LC Agent acting as directed by the Bonding LC Issuer and the Term LC Agent acting as directed by the Term LC Issuer) and (B) each Grantor party hereto; provided, any amendment, supplement, amendment and restatement, modification, waiver, discharge or termination that, in the good faith determination of the Agents in their sole discretion, (x) solely relates to intercreditor issues or the Secured Parties’ rights, priorities and remedies with respect to the Collateral in relation to such rights, priorities and remedies of other Secured Parties (including, for the avoidance of doubt, any direct or indirect modification of Section 3.03 or Article 10) and (y) does not adversely affect any of the Grantors shall not require the consent of any of the Grantors (it being understood and agreed that the Agents shall provide the Borrower with three (3) Business Days’ notice prior to effecting any modification pursuant to this proviso and shall consult in good faith with the Borrower to the extent the Borrower objects to the classifications made by the Agents in respect of the foregoing clauses (x) or (y)); provided, further, notwithstanding the foregoing, the consent of the Second Out Agent shall also be required for any amendment, supplement, amendment and restatement, modification, waiver, discharge or termination that adversely affects the rights of the Second Out Agent or the other Second Out Secured Parties hereunder in a manner that is disproportionate to its effect on the First Out Agents and the First Out Secured Parties hereunder.

ARTICLE 12

AGENCY

Section 12.01. Agents. The Term Agent has been appointed to act as collateral agent hereunder by the Term Secured Parties, the Revolving Agent has been appointed to act as collateral agent hereunder by the Revolving Lenders and, by their acceptance of the benefits hereof, the other Revolving Secured Parties, the Second Out Agent has been appointed to act as collateral agent hereunder by the Second Out Secured Parties the Term LC Agent has been appointed to act as collateral agent hereunder by the Term LC Secured Parties and the Bonding LC Agent has been appointed to act as collateral agent hereunder by the Bonding LC Secured Parties. Each Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the First Out Credit Agreement, the Second Out Credit Agreement and the Orders; provided, the Revolving Agent shall, after payment in full of all Revolving Obligations (other than Other Secured Obligations as defined in the First Out Credit Agreement) under the First Out Credit Agreement and the other First Out Loan Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders (the “Majority Holders”) of a majority of the aggregate “settlement amount” as defined in the First Out

Secured Hedge Agreements (or, with respect to any First Out Secured Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such First Out Secured Hedge Agreement) under all First Out Secured Hedge Agreements, but in each case to the extent such settlement amounts constitute Other Secured Obligations. For purposes of the foregoing sentence, the settlement amount for any hedge that has not been terminated shall be the settlement amount as of the last Business Day of the month preceding any date of determination and shall be calculated by the appropriate swap counterparties and reported to the Revolving Agents upon request; provided any First Out Secured Hedge Agreement with a settlement amount that is a negative number shall be disregarded for purposes of determining the Majority Holders.

In furtherance of the foregoing provisions of this Section, each Secured Party (other than the Agents), by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by an Agent for the benefit of the applicable Secured Parties in accordance with the terms of this Section and this Agreement. The provisions of the First Out Credit Agreement and Second Out Credit Agreement (in the case of the Second Out Credit Agreement, as in effect on the date of the effectiveness thereof) relating to the Agents including, without limitation, the provisions relating to resignation or removal of any Agent and the powers and duties and immunities of each Agent are incorporated herein by this reference and shall survive any termination of any Credit Agreement.

ARTICLE 13

CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

This Agreement shall create continuing security interests in the Collateral and shall remain in full force and effect until the Payment in Full of all Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of each Agent hereunder, to the benefit of such Agent and its successors, transferees and assigns or otherwise as set forth in any order of the Bankruptcy Court. Without limiting the generality of the foregoing, but subject to the terms of the First Out Credit Agreement and the Second Out Credit Agreement, any Lender may assign or otherwise transfer any Loans or Commitments (as defined in either Credit Agreement) held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the Payment in Full of all Obligations, the security interests granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Agents shall, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the First Out Credit Agreement and the Second Out Credit Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Agents shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the applicable Agent, including mortgage releases and financing statement amendments to evidence such release.

ARTICLE 14

STANDARD OF CARE; AGENTS MAY PERFORM

The powers conferred on each Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, each Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Each Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which such Agent accords its own property. None of the Agents nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the applicable First Out Agent may itself perform, or cause performance of, such agreement, and the expenses of such First Out Agent incurred in connection therewith shall be payable by each Grantor under Section 9.05 or 11.05 of the First Out Credit Agreement.

ARTICLE 15

MISCELLANEOUS

Section 15.01. Joinder of Revolving Agent and Second Out Agent. Upon the effectiveness of the Second Out Credit Agreement or the Future ABL Facility after the date hereof (in each case, to the extent that the incurrence thereof is permitted under the First Out Credit Agreement and, if applicable, the Second Out Credit Agreement), a person acting as an administrative agent and collateral agent under any such new facility (and performing the roles customarily associated with such titles) shall become party to this Agreement as the Revolving Agent or Second Out Agent, as the case may be, by executing and delivering a customary joinder agreement (in form and substance reasonably acceptable to the First Out Agents). Thereafter, such joined administrative agent and collateral agent shall be the Revolving Agent or Second Out Agent, as the case may be, for all purposes hereunder as if an original signatory hereto in such capacity.

Section 15.02. Subordination Agreement. The parties hereto acknowledge that this Agreement is a subordination agreement under Section 510 of the Bankruptcy Code.

Section 15.03. Reinstatement. Each Agent agrees that if (a) any payment made by any Person and applied to the Obligations held by such Agent or any other Agent is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or (b) the proceeds of Collateral applied to the Obligations held by such Agent or any other Agent are required to be returned to any Grantor or its estate, trustee or receiver under any requirement of law, then, provisions providing for applications of proceeds of Collateral, priorities of liens and rights to payment hereunder shall be and remain in full force and effect, as fully as if such payment had never been made.

Section 15.04. Notices; No Waiver; Rights Cumulative; Etc. Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 11.01 of each of the First Out Credit Agreement and Second Out Credit Agreement. No failure or delay on the part of the Agents in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 15.05. Successors and Assigns; Entire Agreement, Etc. This Agreement shall be binding upon and inure to the benefit of the Agents and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Agents given in accordance with the First Out Credit Agreement and the Second Out Credit Agreement, assign any right, duty or obligation hereunder. This Agreement, the Orders and the other Loan Documents embody the entire agreement and understanding between Grantors and the Agents and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior or contemporaneous oral agreements of the parties. In the event of any inconsistency or conflict between the provisions of this Agreement and the Interim Order (and, when applicable, the Final Order), the provisions of the Interim Order or Final Order, as applicable, shall govern. There are no unwritten oral agreements between the parties.

Section 15.06. Consensual Plan Treatment in Respect of the Second Out Obligations. On the maturity date of the Second Out Credit Agreement, all outstanding Second Out Obligations shall be repaid in cash (or, in the case of issued and outstanding letters of credit thereunder, cash collateralized or backstopped with one or more “back to back” letters of credit reasonably satisfactory to the Second Out Agent, in either case, in an amount of at least 105% of the face amount thereof)); provided, that the Second Out Lenders may consent to a different treatment under a plan of reorganization under chapter 11 of the Bankruptcy Code, and such consent shall be deemed to have been given upon the affirmative vote of the Second Out Lenders under the standards set forth in Section 1126(c) of the Bankruptcy Code.

Section 15.07. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 15.08. GOVERNING LAW. THIS AGREEMENT AND THE OTHER FIRST OUT LOAN DOCUMENTS AND SECOND OUT LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST) CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

Section 15.09. JURISDICTION; VENUE; SERVICE; WAIVER OF JURY TRIAL. THE PROVISIONS OF THE FIRST OUT CREDIT AGREEMENT UNDER THE HEADINGS “JURISDICTION; CONSENT TO SERVICE OF PROCESS” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE FIRST OUT CREDIT AGREEMENT.

[Signature pages follow]

IN WITNESS WHEREOF, each Grantor and each Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ALPHA NATURAL RESOURCES, INC., as Grantor

By:	/s/ Phillip J. Cavatoni
Name:	Phillip J. Cavatoni
Title:	Executive Vice President & Chief Financial and Strategy Officer

Grantors:

ALPHA AMERICAN COAL COMPANY, LLC

THUNDER MINING COMPANY II, INC.

ALEX ENERGY, INC.

ALPHA AMERICAN COAL HOLDING, LLC

ALPHA APPALACHIA HOLDINGS, INC.

ALPHA APPALACHIA SERVICES, INC.

ALPHA COAL RESOURCES COMPANY, LLC

ALPHA COAL SALES CO., LLC

ALPHA COAL WEST, INC.

ALPHA EUROPEAN SALES, INC.

ALPHA INDIA, LLC

ALPHA LAND AND RESERVES, LLC

ALPHA MIDWEST HOLDING COMPANY

ALPHA NATURAL RESOURCES, LLC

ALPHA NATURAL RESOURCES INTERNATIONAL, LLC

ALPHA NATURAL RESOURCES SERVICES, LLC

ALPHA PA COAL TERMINAL, LLC

ALPHA SHIPPING AND CHARTERING, LLC

ALPHA SUB EIGHT, LLC

ALPHA SUB ELEVEN, INC.

ALPHA SUB NINE, LLC

ALPHA SUB ONE, LLC

ALPHA SUB TEN, INC.

ALPHA SUB TWO, LLC

ALPHA TERMINAL COMPANY, LLC

ALPHA WYOMING LAND COMPANY, LLC

AMFIRE, LLC

AMFIRE HOLDINGS, LLC

AMFIRE MINING COMPANY, LLC

APPALACHIA COAL SALES COMPANY, INC.

APPALACHIA HOLDING COMPANY

ARACOMA COAL COMPANY, INC.

AXIOM EXCAVATING AND GRADING SERVICES, LLC

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

BANDMILL COAL CORPORATION

BANDYTOWN COAL COMPANY

BARBARA HOLDINGS INC.

BARNABUS LAND COMPANY

BELFRY COAL CORPORATION

BIG BEAR MINING COMPANY

BLACK CASTLE MINING COMPANY, INC.

BLACK KING MINE DEVELOPMENT CO.

BLACK MOUNTAIN CUMBERLAND RESOURCES, INC.

BOONE EAST DEVELOPMENT CO.

BROOKS RUN MINING COMPANY, LLC

COAL GAS RECOVERY II, LLC

PENNSYLVANIA LAND RESOURCES, LLC

BROOKS RUN SOUTH MINING, LLC

BUCHANAN ENERGY COMPANY, LLC

CASTLE GATE HOLDING COMPANY

CLEAR FORK COAL COMPANY

CRYSTAL FUELS COMPANY

CUMBERLAND COAL RESOURCES, LP (By: Pennsylvania Services Corporation, as general partner)

DEHUE COAL COMPANY

DELBARTON MINING COMPANY

DELTA MINE HOLDING COMPANY

DFDSTE CORP.

DICKENSON-RUSSELL COAL COMPANY, LLC

DICKENSON-RUSSELL LAND AND RESERVES, LLC

DRIH CORPORATION

DUCHESS COAL COMPANY

EAGLE ENERGY, INC.

ELK RUN COAL COMPANY, INC.

EMERALD COAL RESOURCES, LP (By: Pennsylvania Services Corporation, as general partner)

ENTERPRISE MINING COMPANY, LLC

ESPERANZA COAL CO., LLC

FOUNDATION MINING, LLC

FOUNDATION PA COAL COMPANY, LLC

FOUNDATION ROYALTY COMPANY

FREEPORT MINING, LLC

FREEPORT RESOURCES COMPANY, LLC

GOALS COAL COMPANY

GREEN VALLEY COAL COMPANY

GREYEAGLE COAL COMPANY

HARLAN RECLAMATION SERVICES LLC

HERNDON PROCESSING COMPANY, LLC

HIGHLAND MINING COMPANY

HOPKINS CREEK COAL COMPANY

INDEPENDENCE COAL COMPANY, INC.

JACKS BRANCH COAL COMPANY

JAY CREEK HOLDING, LLC

KANAWHA ENERGY COMPANY

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

KEPLER PROCESSING COMPANY, LLC

KINGSTON MINING, INC.

KINGWOOD MINING COMPANY, LLC

KNOX CREEK COAL CORPORATION

LAUREN LAND COMPANY

LAXARE, INC.

LITWAR PROCESSING COMPANY, LLC

LOGAN COUNTY MINE SERVICES, INC.

LONG FORK COAL COMPANY

LYNN BRANCH COAL COMPANY, INC.

MAPLE MEADOW MINING COMPANY

MARFORK COAL COMPANY, INC.

MARTIN COUNTY COAL CORPORATION

MAXXIM REBUILD CO., LLC

MAXXIM SHARED SERVICES, LLC

MAXXUM CARBON RESOURCES, LLC

MCDOWELL-WYOMING COAL COMPANY, LLC

MILL BRANCH COAL CORPORATION

NEW RIDGE MINING COMPANY

NEW RIVER ENERGY CORPORATION

NEWEAGLE INDUSTRIES, INC.

NICEWONDER CONTRACTING, INC.

NORTH FORK COAL CORPORATION

OMAR MINING COMPANY

PARAMONT COAL COMPANY VIRGINIA, LLC

PAYNTER BRANCH MINING, INC.

PEERLESS EAGLE COAL CO.

PENNSYLVANIA LAND HOLDINGS COMPANY, LLC

PENNSYLVANIA LAND RESOURCES HOLDING COMPANY, LLC

PENNSYLVANIA SERVICES CORPORATION

PERFORMANCE COAL COMPANY

PETER CAVE MINING COMPANY

PIGEON CREEK PROCESSING CORPORATION

PILGRIM MINING COMPANY, INC.

PIONEER FUEL CORPORATION

PLATEAU MINING CORPORATION

POWER MOUNTAIN COAL COMPANY

PREMIUM ENERGY, LLC

RAWL SALES & PROCESSING CO.

REPUBLIC ENERGY, INC.

RESOURCE DEVELOPMENT LLC

RESOURCE LAND COMPANY LLC

RIVER PROCESSING CORPORATION

RIVERSIDE ENERGY COMPANY, LLC

RIVERTON COAL PRODUCTION INC.

ROAD FORK DEVELOPMENT COMPANY, INC.

ROBINSON-PHILLIPS COAL COMPANY

ROCKSPRING DEVELOPMENT, INC.

ROSTRAVER ENERGY COMPANY

RUM CREEK COAL SALES, INC.

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

RUSSELL FORK COAL COMPANY

SHANNON-POCAHONTAS COAL CORPORATION

SHANNON-POCAHONTAS MINING COMPANY

SIDNEY COAL COMPANY, INC.

SPARTAN MINING COMPANY

STIRRAT COAL COMPANY

SYCAMORE FUELS, INC.

T. C. H. COAL CO.

TENNESSEE CONSOLIDATED COAL COMPANY

TRACE CREEK COAL COMPANY

TWIN STAR MINING, INC.

WABASH MINE HOLDING COMPANY

WARRICK HOLDING COMPANY

WEST KENTUCKY ENERGY COMPANY

WHITE BUCK COAL COMPANY

WILLIAMS MOUNTAIN COAL COMPANY

WYOMAC COAL COMPANY, INC., each as a Grantor

Executing this Agreement as an authorized officer of each of the foregoing persons on behalf of and so as to bind the persons named above under the caption “Grantors”

By:	/s/ Richard H. Verheij
Name:	Richard H. Verheij
Title:	Secretary

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

Citibank, N.A., as Term Agent

By:	/s/ Allister Chan
Name:	Allister Chan
Title:	Vice President

Citibank, N.A., as Term LC Agent

By:	/s/ Allister Chan
Name:	Allister Chan
Title:	Vice President

Citibank, N.A., as Bonding LC Agent

By:	/s/ Allister Chan
Name:	Allister Chan
Title:	Vice President

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Tax Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of business	Tax ID Number
Alpha Natural Resources, Inc.	Corporation	DE	One Alpha Place Bristol, VA 24202

Alpha American Coal Company, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Thunder Mining Company II, Inc.	Corporation	WV	P.O. Box 457 Whitesville, WV 25209

Alex Energy, Inc.	Corporation	WV	2691 Little Birch Road Sutton, WV 26601

Alpha American Coal Holding, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha Appalachia Holdings, Inc.	Corporation	DE	One Alpha Place Bristol, VA 24202

Alpha Appalachia Services, Inc.	Corporation	WV	One Alpha Place Bristol, VA 24202

Alpha Coal Resources Company, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha Coal Sales Co., LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha Coal West, Inc.	Corporation	DE	2273 Bishop Road Gillette, WY 82718

Alpha European Sales, Inc.	Corporation	VA	One Alpha Place Bristol, VA 24202

Alpha India, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha Land and Reserves, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha Midwest Holding Company	Corporation	DE	One Alpha Place Bristol, VA 24202

Alpha Natural Resources, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha Natural Resources International, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha Natural Resources Services, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha PA Coal Terminal, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha Shipping and Chartering, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha Sub Eight, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha Sub Eleven, Inc.	Corporation	DE	One Alpha Place Bristol, VA 24202

Alpha Sub Nine, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha Sub One, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha Sub Ten, Inc.	Corporation	DE	One Alpha Place Bristol, VA 24202

Alpha Sub Two, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha Terminal Company, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Alpha Wyoming Land Company, LLC	LLC	DE	2273 Bishop Road Gillette, WY 82718

AMFIRE, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

AMFIRE Holdings, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

AMFIRE Mining Company, LLC	LLC	DE	158 Portal Road P.O. Box 1020 Waynesburg, PA 15370

Appalachia Coal Sales Company, Inc.	Corporation	VA	One Alpha Place Bristol, VA 24202

Appalachia Holding Company	Corporation	VA	One Alpha Place Bristol, VA 24202

Aracoma Coal Company, Inc.	Corporation	WV	P.O. Box 1098 Holden, WV 25625

Axiom Excavating and Grading Services, LLC	LLC	DE	5703 Crutchfield Drive Norton, VA 24273

Bandmill Coal Corporation	Corporation	WV	1924 Rum Creek Road Yolyn, WV 25654

Bandytown Coal Company	Corporation	WV	Route 3 Burnside Branch Road Peytona, WV 25154

Barbara Holdings Inc.	Corporation	DE	One Alpha Place Bristol, VA 24202

Barnabus Land Company	Corporation	WV	300 Running Right Way P.O. Box 261 Julian, WV 25529

Belfry Coal Corporation	Corporation	WV	300 Running Right Way P.O. Box 261 Julian, WV 25529

Big Bear Mining Company	Corporation	WV	208 Business Street Beckley, WV 25801

Black Castle Mining Company, Inc.	Corporation	WV	P.O. Box 210 Twilight, WV 25204

Black King Mine Development Co.	Corporation	WV	One Alpha Place Bristol, VA 24202

Black Mountain Cumberland Resources, Inc.	Corporation	VA	One Alpha Place Bristol, VA 24202

Boone East Development Co.	Corporation	WV	One Alpha Place Bristol, VA 24202

Brooks Run Mining Company, LLC	LLC	DE	2691 Little Birch Road Sutton, WV 26601

Coal Gas Recovery II, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Pennsylvania Land Resources, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Brooks Run South Mining, LLC	LLC	DE	208 Business Street Beckley, WV 25801

Buchanan Energy Company, LLC	LLC	VA	119 North, South 2 Road P.O. Box 1098 Holden, WV 25625

Castle Gate Holding Company	Corporation	DE	One Alpha Place Bristol, VA 24202

Clear Fork Coal Company	Corporation	WV	Route 3/1 370 Packsville Road Whitesville, WV 25209

Crystal Fuels Company	Corporation	WV	15400 Bent Mountain Road Sidney, KY 41564

Cumberland Coal Resources, LP	LP	DE	One Alpha Place Bristol, VA 24202

Dehue Coal Company	Corporation	WV	300 Running Right Way P.O. Box 261 Julian, WV 25529

Delbarton Mining Company	Corporation	WV	119 North, South 2 Road P.O. Box 1098 Holden, WV 25625

Delta Mine Holding Company	Corporation	DE	One Alpha Place Bristol, VA 24202

DFDSTE Corp.	Corporation	DE	208 Business Street Beckley, WV 25801

Dickenson-Russell Coal Company, LLC	LLC	DE	2079 Herndon Road McClure, VA 24269

Dickenson-Russell Land and Reserves, LLC	LLC	DE	2079 Herndon Road McClure, VA 24269

DRIH Corporation	Corporation	DE	15400 Bent Mountain Road Sidney, KY 41564

Duchess Coal Company	Corporation	WV	300 Running Right Way P.O. Box 261 Julian, WV 25529

Eagle Energy, Inc.	Corporation	WV	Route 3 Burnside Branch Road Peytona, WV 25154

Elk Run Coal Company, Inc.	Corporation	WV	Route 3/1 Pettus, WV 25209

Emerald Coal Resources, LP	LP	DE	One Alpha Place Bristol, VA 24202

Enterprise Mining Company, LLC	LLC	DE	5703 Crutchfield Drive Norton, VA 24273

Esperanza Coal Co., LLC	LLC	DE	P.O. Box 655 Norton, VA 24273

Foundation Mining, LLC	LLC	DE	158 Portal Road P.O. Box 1020 Waynesburg, PA 15370

Foundation PA Coal Company, LLC	LLC	DE	158 Portal Road P.O. Box 1020 Waynesburg, PA 15370

Foundation Royalty Company	Corporation	DE	One Alpha Place Bristol, VA 24202

Freeport Mining, LLC	LLC	DE	158 Portal Road P.O. Box 1020 Waynesburg, PA 15370

Freeport Resources Company, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Goals Coal Company	Corporation	WV	8641 Coal River Road Naoma, WV 25140

Green Valley Coal Company	Corporation	WV	2691 Little Birch Road Sutton, WV 26601

Greyeagle Coal Company	Corporation	KY	One Alpha Place Bristol, VA 24202

Harlan Reclamation Services LLC	LLC	VA	5703 Crutchfield Drive Norton, VA 24273

Herndon Processing Company, LLC	LLC	WV	Route 10 Herndon, WV 24726

Highland Mining Company	Corporation	WV	119 North, South 2 Road P.O. Box 1098 Holden, WV 25625

Hopkins Creek Coal Company	Corporation	KY	15400 Bent Mountain Road Sidney, KY 41564

Independence Coal Company, Inc.	Corporation	WV	P.O. Box 210 Twilight, WV 25204

Jacks Branch Coal Company	Corporation	WV	P.O. Box 210 Twilight, WV 25204

Jay Creek Holding, LLC	LLC	DE	2273 Bishop Road Gillette, WY 82718

Kanawha Energy Company	Corporation	WV	300 Running Right Way Julian, WV 25529

Kepler Processing Company, LLC	LLC	WV	Route 97-W Pineville, WV 24874

Kingston Mining, Inc.	Corporation	WV	600 Resource Drive Scarbro, WV 25917

Kingwood Mining Company, LLC	LLC	DE	208 Business Street Beckley, WV 25801

Knox Creek Coal Corporation	Corporation	VA	5703 Crutchfield Drive Norton, VA 24273

Lauren Land Company	Corporation	KY	One Alpha Place Bristol, VA 24202

Laxare, Inc.	Corporation	WV	One Alpha Place Bristol, VA 24202

Litwar Processing Company, LLC	LLC	WV	P.O. Box 727 HCR 60, War Branch Road Iaeger, WV 24844

Logan County Mine Services, Inc.	Corporation	WV	119 North, South 2 Road P.O. Box 1098 Holden, WV 25625

Long Fork Coal Company	Corporation	KY	15400 Bent Mountain Road Sidney, KY 41564

Lynn Branch Coal Company, Inc.	Corporation	WV	15400 Bent Mountain Road Sidney, KY 41564

Maple Meadow Mining Company	Corporation	DE	One Alpha Place Bristol, VA 24202

Marfork Coal Company, Inc.	Corporation	WV	Route 3/1 370 Packsville Road Whitesville, WV 25209

Martin County Coal Corporation	Corporation	KY	One Alpha Place Bristol, VA 24202

Maxxim Rebuild Co., LLC	LLC	DE	300 Running Right Way P.O. Box 261 Julian, WV 25529

Maxxim Shared Services, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Maxxum Carbon Resources, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

McDowell-Wyoming Coal Company, LLC	LLC	DE	Route 97-W P.O. Box 1530 Pineville, WV 24874

Mill Branch Coal Corporation	Corporation	VA	5703 Crutchfield Drive Norton, VA 24273

New Ridge Mining Company	Corporation	KY	One Alpha Place Bristol, VA 24202

New River Energy Corporation	Corporation	WV	158 Portal Road P.O. Box 1020 Waynesburg, PA 15370

Neweagle Industries, Inc.	Corporation	VA	One Alpha Place Bristol, VA 24202

Nicewonder Contracting, Inc.	Corporation	WV	208 Business Street Beckley, WV 25801

North Fork Coal Corporation	Corporation	VA	5703 Crutchfield Drive Norton, VA 24273

Omar Mining Company	Corporation	WV	782 Robinson Creek Road Madison, WV 25130

Paramont Coal Company Virginia, LLC	LLC	DE	5703 Crutchfield Drive Norton, VA 24273

Paynter Branch Mining, Inc.	Corporation	WV	One Alpha Place Bristol, VA 24202

Peerless Eagle Coal Co.	Corporation	WV	300 Running Right Way Julian, WV 25529

Pennsylvania Land Holdings Company, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Pennsylvania Land Resources Holding Company, LLC	LLC	DE	One Alpha Place Bristol, VA 24202

Pennsylvania Services Corporation	Corporation	DE	158 Portal Road P.O. Box 1020 Waynesburg, PA 15370

Performance Coal Company	Corporation	WV	P.O. Box 457 Whitesville, WV 25209

Peter Cave Mining Company	Corporation	KY	One Alpha Place Bristol, VA 24202

Pigeon Creek Processing Corporation	Corporation	VA	5703 Crutchfield Drive Norton, VA 24273

Pilgrim Mining Company, Inc.	Corporation	KY	One Alpha Place Bristol, VA 24202

Pioneer Fuel Corporation	Corporation	WV	4101 Slate Drive Scarbro, WV 25917

Plateau Mining Corporation	Corporation	DE	One Alpha Place Bristol, VA 24202

Power Mountain Coal Company	Corporation	WV	#4 Jerry’s Fork Road Drennen, WV 26667

Premium Energy, LLC	LLC	DE	119 North, South II Road Holden, WV 25625

Rawl Sales & Processing Co.	Corporation	WV	15400 Bent Mountain Road Sidney, KY 41564

Republic Energy, Inc.	Corporation	WV	4101 Slate Drive Scarbro, WV 25917

Resource Development LLC	LLC	VA	One Alpha Place Bristol, VA 24202

Resource Land Company LLC	LLC	VA	5703 Crutchfield Drive Norton, VA 24273

River Processing Corporation	Corporation	DE	158 Portal Road P.O. Box 1020 Waynesburg, PA 15370

Riverside Energy Company, LLC	LLC	WV	208 Business Street Beckley, WV 25801

Riverton Coal Production Inc.	Corporation	DE	One Alpha Place Bristol, VA 24202

Road Fork Development Company, Inc.	Corporation	KY	15400 Bent Mountain Road Sidney, KY 41564

Robinson-Phillips Coal Company	Corporation	WV	15400 Bent Mountain Road Sidney, KY 41564

Rockspring Development, Inc.	Corporation	DE	Right Fork Camp Creek P.O. Box 390 East Lynn, WV 25512

Rostraver Energy Company	Corporation	PA	One Alpha Place Bristol, VA 24202

Rum Creek Coal Sales, Inc.	Corporation	WV	119 North, South 2 Road P.O. Box 1098 Holden, WV 25625

Russell Fork Coal Company	Corporation	WV	15400 Bent Mountain Road Sidney, KY 41564

Shannon-Pocahontas Coal Corporation	Corporation	WV	15400 Bent Mountain Road Sidney, KY 41564

Shannon-Pocahontas Mining Company	General Partnership	WV	15400 Bent Mountain Road Sidney, KY 41564

Sidney Coal Company, Inc.	Corporation	KY	15400 Bent Mountain Road Sidney, KY 41564

Spartan Mining Company	Corporation	WV	208 Business Street Beckley, WV 25801

Stirrat Coal Company	Corporation	WV	119 North, South 2 Road P.O. Box 1098 Holden, WV 25625

Sycamore Fuels, Inc.	Corporation	WV	15400 Bent Mountain Road Sidney, KY 41564

T. C. H. Coal Co.	Corporation	KY	15400 Bent Mountain Road Sidney, KY 41564

Tennessee Consolidated Coal Company	Corporation	TN	One Alpha Place Bristol, VA 24202

Trace Creek Coal Company	Corporation	PA	c/o Logan County Mine Services 119 North, South 2 Road P.O. Box 1098 Holden, WV 25625

Twin Star Mining, Inc.	Corporation	WV	c/o Logan County Mine Services 119 North, South 2 Road, P. O. Box 1098 Holden, WV 25625

Wabash Mine Holding Company	Corporation	DE	One Alpha Place Bristol, VA 24202

Warrick Holding Company	Corporation	DE	One Alpha Place Bristol, VA 24202

West Kentucky Energy Company	Corporation	KY	One Alpha Place Bristol, VA 24202

White Buck Coal Company	Corporation	WV	2691 Little Birch Road Sutton, WV 26601

Williams Mountain Coal Company	Corporation	WV	300 Running Right Way P.O. Box 261 Julian, WV 25529

Wyomac Coal Company, Inc.	Corporation	WV	15400 Bent Mountain Road Sidney, KY 41564

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

See Schedule 5.1(C) below1.

[1]	Trade names or assumed names that are no longer active include the date withdrawn.

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person), Corporate Structure and any other names under which it has conducted business since August 6, 2010:

Grantor	Name of entity / previous address	Description of Change	Date of change

Alex Energy, Inc.	Edwight Mining Company	t/a in WV	10-10-03

	Intrepid Mining Company	t/a in WV	03-21-00; withdrawn on 09-30-13

	North Surface Mine	t/a in WV	04-28-00; withdrawn on 01-02-14

	Superior Surface Mine	t/a in WV	12-22-03; withdrawn on 01-02-14

	Hanna Land Company, LLC	Liquidation	11-30-13

Alpha American Coal Company, LLC	Alpha Energy Sales, LLC	Merger	11-30-13

Alpha Appalachia Holdings, Inc.	Massey Energy Company	Name Change	06-01-11

	Mountain Merger Sub, Inc.	Merger	06-01-11

Alpha Coal Resources Company, LLC	Foundation Coal Resources Corporation	Conversion from corporation to limited liability company; Name Change	1-1-11

Alpha Coal Sales Co., LLC	Metcoal Sales	t/a in WV	03-04-03

	Alpha Coal Sales Company, LLC	t/a in IL	10-2-12

Grantor	Name of entity / previous address	Description of Change	Date of change

Alpha European Sales, Inc.	Massey European Sales, Inc.	Name Change	06-02-11

	Massey Technology Investments, Inc.	Name Change	04-03-10

Alpha Gas and Oil Company	Massey Gas & Oil Company	Name Change	06-01-11

Alpha Natural Resources, LLC	Alpha Natural Resources Virginia, LLC	t/a in VA	08-10-05

	Alpha Sub Five, LLC	Merger	9-15-13

	Alpha Sub Four, LLC	Merger	9-15-13

	Alpha Sub Three, LLC	Merger	9-15-13

Alpha Natural Resources International, LLC	Alpha Australia, LLC	Merger	7-15-15

Alpha Shipping and Chartering, LLC	Alpha Natural Resources Capital, LLC	Name Change	08-23-10

Alpha Sub Eight, LLC	Alpha Sub Seven, LLC Alpha Sub Six, LLC	Merger Merger	7-24-15 7-24-15

Alpha Sub Ten, LLC	Alpha Sub Thirteen, LLC Alpha Sub Twelve, LLC	Merger Merger	7-24-15 7-24-15

AMFIRE Holdings, LLC	AMFIRE WV, L.P.	Merger	7-7-15

AMFIRE, LLC	Solomons Mining Company	Merger	7-6-15

Grantor	Name of entity / previous address	Description of Change	Date of change
AMFIRE Mining Company, LLC	Coral Energy Services, LLC	Merger	7-2-15

Appalachia Coal Sales Company, Inc.	Massey Coal Sales Company, Inc.	Name Change	06-02-11

	Massey Industrial Sales Company	t/a in VA	10-19-04; withdrawn 04-12-13

	Massey Metallurgical Coal, Inc.	t/a in VA	09-16-91

	Massey Utility Sales Company	t/a in VA	09-21-99; withdrawn 04-12-13

	SC Coal Corporation	Merger	10-31-13

	Scarlet Development Company	Liquidation	10-31-14

	Central Penn Energy Company, Inc.	Merger	5-1-15

	Alpha Gas & Oil Company (formerly Massey Gas & Oil Company)	Merger	7-15-15

Appalachia Holding Company	A. T. Massey Coal Company, Inc.	Name Change	06-02-11

	Hanna Land Company	Liquidation	11-30-13

	JST Land Company	Merger	11-30-13

	Massey Coal Export Company	t/a in VA	03-20-91

Grantor	Name of entity / previous address	Description of Change	Date of change

Axiom Excavating and Grading Services, LLC	Palladian Holdings, LLC	Name Change	11-15-10

	Palladian Lime, LLC	Merger	10-31-13

Barbara Holdings Inc.	Red Ash Sales Company, Inc.	Merger	10-31-13

Big Bear Mining Company	Lynco Mining Company	t/a in WV	03-26-90; withdrawn on 12-03-13

Black Castle Mining Company, Inc.	Support Mining Company	Name Change	01-01-14

	Inman Coal	t/a in WV	02-04-07

Black Mountain Cumberland Resources, Inc.	Cumberland Resources Corporation	Name Change	11-30-13

	Powell River Resources Corporation	Merger	11-30-13

Boone East Development Co.	Boone West Development Co.	Merger	12-31-13

	Central West Virginia Energy Company	Merger	12-31-13

	Ceres Land Company	Merger	12-31-13

	Demeter Land Company	Merger	12-31-13

	Raven Resources, Inc.	Merger	12-31-13

Grantor	Name of entity / previous address	Description of Change	Date of change

Brooks Run South Mining, LLC	Cobra Natural Resources, LLC	Name Change	01-01-14

Buchanan Energy Company, LLC	Callaway Land and Reserves, LLC	Merger	9-15-13

	Virginia Energy Company, LLC	Merger	10-31-13

	Alpha Virginia Energy Company, LLC	t/a	10-20-05

Crystal Fuels Company	15400 Bent Mountain Road, Sidney, KY 41564	Change of chief executive office / principal place of business	2015

DFDSTE Corp.	Dry Systems Technologies, Inc.	Name Change	4-30-15

Duchess Coal Company	Stone Mining Company	Merger	12-31-13

DRIH Corporation	15400 Bent Mountain Road, Sidney, KY 41564	Change of chief executive office / principal place of business	2015

Elk Run Coal Company, Inc.	Boone Energy Company	Merger	10-31-13

	Black Castle Mining Company	t/a in WV	05-25-01

	Foglesong Energy Company	Merger	9-15-13

	Homer III Processing Company	t/a in WV	12-18-01; withdrawn on 09-30-13

	Nicholas Energy Company	Merger	12-30-13

Grantor	Name of entity / previous address	Description of Change	Date of change

	Republic Energy	t/a in WV	02-24-04; withdrawn on 01-02-14

	Joboner Coal Company	Elk Run Coal Company, Inc.	7-15-15

Enterprise Mining Company, LLC	Enterprise Land and Reserves, LLC	Merger	10-31-13

Freeport Resources Company, LLC	Freeport Resources Corporation	Conversion from corporation to limited liability company; Name Change	01-01-11

Green Valley Coal Company	PP&M Company Green Valley Trucking	t/a in WV t/a in WV	03-07-00; withdrawn on 12-03-13 09-04-12

Hopkins Creek Coal Company	15400 Bent Mountain Road, Sidney, KY 41564	Change of chief executive office / principal place of business	2015

Independence Coal Company, Inc.	Anna Branch Mining Company	t/a in WV	t/a on 01-23-01; withdrawn 01-02-14

	Endurance Mining Company	t/a in WV	05-16-00; withdrawn on 11-07-13

	Progress Coal Company	t/a in WV	03-23-98

	Shenandoah Capital Management Corp.	Merger	10-31-13

	Talon Loadout Company	Merger	11-30-13

Grantor	Name of entity / previous address	Description of Change	Date of change

Jay Creek Holding, LLC	Corral Creek Holding, LLC	Name Change	03-29-11

Kingston Mining, Inc.	Kingston Processing, Inc. (WV)	Merger	12-30-13

	Kingston Resources, Inc. (KY)	Merger	12-31-13

Knox Creek Coal Corporation	Certified Coal & Coke Company	t/a in VA	03-06-97; withdrawn on 12-23-13 (Buchanan County, VA) and 12-27-13 (Tazewell County, VA)

Lauren Land Company	Douglas Pocahontas Coal Corporation Haden Farms, Inc. New Market Land Company Tucson Limited Liability Company	Merger Merger Merger Merger	11-30-13 11-30-13 11-30-13 7-15-15

Long Fork Coal Company	Town Creek Coal Company 15400 Bent Mountain Road, Sidney, KY 41564	Merger Change of chief executive office / principal place of business	10-31-14 2015

Lynn Branch Coal Company, Inc.	15400 Bent Mountain Road, Sidney, KY 41564	Change of chief executive office / principal place of business	2015

Grantor	Name of entity / previous address	Description of Change	Date of change

Martin County Coal Corporation	Coal Handling Facility, Inc.	t/a in KY	10-29-04; 07-27-09; withdrawn on 03-29-13

	M. T. R. Mining Company	t/a in KY	10-29-04; 3-23-10; withdrawn on 12-10-13

Markfork Coal Company, Inc.	Appalachian Synfuel, LLC	Merger	10-15-10

	Mining Support Group	t/a	Withdrew on 12-3-13

	Processing Maintenance Group	t/a	Withdrew on 12-3-13

Maxxim Shared Services, LLC	Spectrum Laboratories	t/a in VA	09-17-03; changed to true name 03-9-04; 02-23-09 as t/a again

Maxxum Carbon Resources, LLC	Black Dog Coal, LLC	Merger	7-6-15

Mill Branch Coal Corporation	Alliance Coal Corporation Bluff Spur Coal Corporation Cumberland Equipment Corporation Dorchester Enterprises, Incorporated	Merger Merger Merger Merger	12-01-13 12-31-12 12-30-13 12-31-12

Grantor	Name of entity / previous address	Description of Change	Date of change
	Exeter Coal Corporation Guest Mountain Mining Corporation Meadow Branch Mining Corporation Mountain Management, Incorporated Osaka Mining Corporation Big Laurel Mining Corporation	Merger Merger Merger Merger Merger Merger	12-31-12 12-31-12 12-31-12 12-2-13 12-31-12 12-31-12

New Ridge Mining Company	Coalgood Energy Company	t/a in KY	06-17-05; withdrawn on 11-05-13

Neweagle Industries, Inc.	Neweagle Development Corp.	Merger	12-30-13
	Neweagle Mining Corp.	Merger	12-30-13

North Fork Coal Corporation	Cave Spur Coal LLC	Merger	12-31-12

	Cloverlick Coal Company LLC	Merger	12-31-12

Grantor	Name of entity / previous address	Description of Change	Date of change

North Fork Coal Corporation	High Splint Coal LLC	Merger	12-31-12

	Panther Mining LLC	Merger	12-31-12

	Stillhouse Mining LLC	Merger	12-31-13

	Winifrede Coal Corporation	Merger	11-30-13

Peerless Eagle Coal Co.	Nicco Corporation	Merger	12-31-13

Pennsylvania Land Holdings Company, LLC	Coal Gas Recovery, LLC	Merger	12-31-13

Performance Coal Company	Upper Big Branch Mining Company	t/a in WV	10-13-94; withdrawn on 01-31-14

Pioneer Fuel Corporation	Pioneer Mining, Inc.	Merger	12-30-13
	Simmons Fork Mining, Inc.	Merger	03-31-14

Premium Energy, LLC	White Flame Energy, Inc.	Merger	12-31-13

Grantor	Name of entity / previous address	Description of Change	Date of change

Rawl Sales & Processing Co.	Allburn Coal Company	t/a in KY	12-06-89; renewed through 7-15-13; withdrawn on 12-10-13

	Big Bottom Coal Company	t/a in KY	12-06-89; renewed through 7-15-13; withdrawn on 12-10-13

	Bluesprings Coal Company	t/a in WV	11-27-89; withdrawn on 01-02-14

	Bluesprings Coal Company	t/a in KY	12-6-89; renewed through 7-15-13; withdrawn on 12-10-13

	Lobata Coal Company	t/a in WV	11-27-89; withdrawn on 12-03-13

	Magnolia Coal Company	t/a in WV	11-27-89; withdrawn on 12-03-13

	Maxann Coal Co.	t/a in WV	11-27-89; withdrawn on 12-03-13

Grantor	Name of entity / previous address	Description of Change	Date of change

Rawl Sales & Processing Co.	Maxann Coal Co.	t/a in KY	12-6-89; renewed through 7-15-13; withdrawn on 12-10-13

	P. M. Charles Coal Co.	t/a in WV	11-27-89; withdrawn on 12-03-13

	Pikco Mining Company	t/a in WV	11-27-89; withdrawn on 12-03-13

	Pikco Mining Company	t/a in KY	12-6-89; renewed through 7-15-13; withdrawn on 12-10-13

	Pond Creek Mining Co.	t/a in WV	11-27-89; withdrawn on 12-03-13

	Rocky Hollow Coal Co.	t/a in WV	11-27-89; withdrawn on 12-03-13

	Sprouse Creek Processing Company	t/a in WV	11-27-89; withdrawn on 12-03-13

	Sycamore Mining Co.	t/a in WV	11-27-89; withdrawn on 12-03-13

	Tall Timber Coal Company	t/a in KY	12-06-89; renewed through 7-15-13; withdrawn on 12-10-13

	Ben Creek Coal Company	Merger	7-15-15

Rawl Sales & Processing Co.	15400 Bent Mountain Road, Sidney, KY 41564	Change of chief executive office / principal place of business	2015

Republic Energy, Inc.	Hazy Ridge Coal Company	Name Change	01-01-14

Grantor	Name of entity / previous address	Description of Change	Date of change

Resource Development LLC	Harlan Resources LLC	t/a in KY	09-28-98; withdrawn on 01-30-13

	Maggard Branch Coal LLC	Merger	12-1-13

	Meadow Branch Coal LLC	Merger	12-1-13

	Nine Mile Spur LLC	Merger	12-1-13

Resource Land Company LLC	Black Mountain Resources, LLC	Merger	03-31-14

Riverton Coal Production Inc.	Energy Development Corporation	Merger	10-31-13

	Riverton Coal Sales, Inc.	Merger	10-31-13

	Ruhrkohle Trading Corporation	Merger	10-31-13

Road Fork Development Company, Inc.	Long Pole Energy	t/a in KY	03-18-10; withdrawn on 01-23-14

	Love Branch South	t/a in KY	03-29-10; withdrawn on 12-10-13

	Resource Energy Company	t/a in KY	09-07-99; 06-09-04; 06-16- 09; withdrawn on 12-10-13
	Resource Energy Company	t/a in WV	12-22-00; withdrawn on 12-03-13

	Pegs Branch Mining Company	t/a in KY	07-05-94; withdrawn on 12-10-13

	Sheep Fork Mining Company	t/a	11-20-12

Grantor	Name of entity / previous address	Description of Change	Date of change

Road Fork Development Company, Inc.	Sheep Fork Mining Company	t/a in KY	11-20-12; withdrawn on 12-10-13

Road Fork Development Company, Inc.	15400 Bent Mountain Road, Sidney, KY 41564	Change of chief executive office / principal place of business	2015

Robinson-Phillips Coal Company	Simron Fuel Co.	t/a in WV	03-21-90; withdrawn on 12-03-13

	Winston Coal Company	t/a in WV	03-21-90; withdrawn on 12-03-13

Robinson-Phillips Coal Company	15400 Bent Mountain Road, Sidney, KY 41564	Change of chief executive office / principal place of business	2015

Rockspring Development, Inc.	Laurel Creek Co., Inc.	Merger	12-31-13

	Rivereagle Corp.	Merger	12-29-13

	Neweagle Coal Sales Corp.	Merger	12-31-13

Rum Creek Coal Sales, Inc.	Vantage Mining Company	Merger	7-15-15

Grantor	Name of entity / previous address	Description of Change	Date of change

Russell Fork Coal Company	15400 Bent Mountain Road, Sidney, KY 41564	Change of chief executive office / principal place of business	2015

Shannon-Pocahontas Coal Corporation	15400 Bent Mountain Road, Sidney, KY 41564	Change of chief executive office / principal place of business	2015

Shannon-Pocahontas Mining Company	15400 Bent Mountain Road, Sidney, KY 41564	Change of chief executive office / principal place of business	2015

Sidney Coal Company, Inc.	Clean Energy Mining Company	t/a in KY	03-07-94; withdrawn on 11-07-13

	Freedom Energy Mining Company	t/a in KY	07-13-95; withdrawn on 12-10-13

	M3Energy Mining Co.	t/a in KY	01-31-08; withdrawn on 01-23-14

	Mt. Sterling Energy Mining Co.	t/a in KY	02-28-11; withdrawn on 12-10-13

	Ora Mae Coal Company	t/a in KY	10-30-87; withdrawn on 12-18-13

	Pegs Branch Energy Mine	t/a in KY	10-29-04; withdrawn on 12-10-13

	Clean Energy Mining Company	t/a	Withdrew on 11-07-13

Grantor	Name of entity / previous address	Description of Change	Date of change

Sidney Coal Company, Inc.	Process Energy	t/a in KY	04-11-07; withdrawn on 12-10-13

	Rockhouse Energy Mining Company	t/a in KY	11-21-94; withdrawn on 12-10-13

	Solid Energy Mining Company	t/a in KY	03-07-94; withdrawn on 12-10-13

Sidney Coal Company, Inc.	15400 Bent Mountain Road, Sidney, KY 41564	Change of chief executive office / principal place of business	2015

Spartan Mining Company	Big M Transport	t/a in WV	10-21-04; withdrawn on 09-30-13

	Black Knight Mining Company	t/a in WV	04-11-03; withdrawn on 01-02-14

	Diamond Energy Mining Company	t/a in WV	09-28-98; withdrawn on 12-03-13

	Guyandotte Energy	t/a in WV	07-14-05; withdrawn on 01-02-14

	Mammoth Coal Company	t/a in WV	09-27-04; withdrawn on 01-20-14

	Mass Transport Company	t/a in WV	06-22-01; withdrawn on 1-20-14

	Trace Transport Company	t/a in WV	01-18-02

Grantor	Name of entity / previous address	Description of Change	Date of change

	Trail Mining Company	t/a in WV	07-11-01; withdrawn on 12-03-13

	Victory Energy Mining Company	t/a in WV	09-24-98; withdrawn on 12-03-13

Spartan Mining Company	Victory Processing Company	t/a in WV	10-04-00; withdrawn on 12-03-13

Sycamore Fuels, Inc.	Crystal Fuels Company	t/a in WV	12-23-93

	Rockridge Coal Company	Merger	12-31-13

Sycamore Fuels, Inc.	15400 Bent Mountain Road, Sidney, KY 41564	Change of chief executive office / principal place of business	2015

T.C.H. Coal Co.	15400 Bent Mountain Road, Sidney, KY 41564	Change of chief executive office / principal place of business	2015

Thunder Mining Company II, Inc.	A. T. Massey Coal Company, Inc. (formerly Thunder Mining Company)	Merger	7-15-15

Tennessee Consolidated Coal Company	Tennessee Energy Corp.	Merger	7-15-15

Virginia Energy Company, LLC (subsequently merged into Buchanan Energy Company, LLC)	Alpha Virginia Energy Company, LLC	t/a in KY; t/a in VA; t/a in WV	10-20-05; 10-20-05; 10-21-05

White Buck Coal Company	Coal Mining Support Company	t/a in WV	03-07-00; withdrawn on 12-03-13

Williams Mountain Coal Company	Naoma Coal Company	t/a in WV	07-28-95; withdrawn on 12-03-13

Grantor	Name of entity / previous address	Description of Change	Date of change

Wyomac Coal Company, Inc.	15400 Bent Mountain Road, Sidney, KY 41564	Change of chief executive office / principal place of business	2015

	Piney Creek Coal Company	t/a	Filed – 12-10-91; withdrew - 12-3-13

SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.	INVESTMENT RELATED PROPERTY

(A)

Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)

Trust Interests or other Equity Interests not listed above:

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

Securities Account:

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodity Contracts and Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

Grantor	Name of Commodities Intermediary	Account Number	Account Name

II.	INTELLECTUAL PROPERTY

(A)	Copyrights

(B)	Copyright Licenses

(C)	Patents

(D)	Patent Licenses

(E)	Trademarks

(F)	Trademark Licenses

(G)	Trade Secret Licenses

III.	COMMERCIAL TORT CLAIMS

IV.	LETTER OF CREDIT RIGHTS

V.	WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

VI.	MATERIAL LEASES

Property	Lessor	Description of Property

SCHEDULE 5.5

TO PLEDGE AND SECURITY AGREEMENT

(A)	Government Receivables

(B)	Equipment and Inventory

Debtor/Grantor	Description	Address/City/State/Zip Code	County

SCHEDULE 5.5-1

SCHEDULE 6.9

TO PLEDGE AND SECURITY AGREEMENT

Separately delivered to Agent.

SCHEDULE 6.9-1

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor”) pursuant to the Debtor-in-Possession Pledge and Security and Intercreditor Agreement, dated as of August 6, 2015 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among Alpha Natural Resources, Inc., the other Grantors named therein and Citibank, N.A., as the Term Agent, Term LC Agent and Bonding LC Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grants to set forth in the Security Agreement of, and does hereby grant a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case, whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

THIS AGREEMENT AND THE OTHER FIRST OUT LOAN DOCUMENTS AND SECOND OUT LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST) CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE).

The Agents acknowledge that the rights relating to, and relative priorities of, the Liens granted hereunder shall be subject in all respects to the intercreditor provisions set forth in the Security Agreement. In the event of any conflict with the terms of this Pledge Supplement and such provisions in the Security Agreement, the Security Agreement shall govern and control

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

SUPPLEMENT TO SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business[2]	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure since August 6, 2010:

Grantor	Date of Change	Description of Change

(D) Agreements pursuant to which any Grantor is bound as debtor since August 6, 2010:

Grantor	Description of Agreement

[2]	Or Residence if Grantor is a Natural Person.

SUPPLEMENT TO SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I. INVESTMENT RELATED PROPERTY

(A)	Pledged Stock

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

(B)

Grantor	Date of Acquisition	Description of Acquisition

II. INTELLECTUAL PROPERTY

(A)	Copyrights

Grantor	Description of Copyright	Registration Number	Registration Date

(B)	Copyright Licenses

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)	Patents

Grantor	Description of Patent	Patent Number/ (Application Number)	Issue Date/(Filing Date)

(D)	Patent Licenses

Grantor	Description of Patent License	Registration Number of underlying Patent	Name of Licensor

(E)	Trademarks

Grantor	Description of Trademark	Registration Number/ (Serial Number)	Registration Date/ (Filing Date)

(F)	Trademark Licenses

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

(G)	Trade Secret Licenses

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit

V. WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

SUPPLEMENT TO SCHEDULE 5.5

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Location of Equipment and Inventory

EXHIBIT A-7

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT3

This Trademark Security Agreement, dated as of             , 20     (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Trademark Security Agreement”), is made and entered into by and between [GRANTORS] (collectively, the “Grantors”) and Citibank, N.A., as administrative agent and collateral agent for the Term Secured Parties (together with any successors and assigns thereto in such capacity, the “Term Agent”), as administrative agent and collateral agent for the Term LC Secured Parties (together with any successors and assigns thereto in such capacity, the “Term LC Agent”), as administrative agent and collateral agent for the Bonding LC Secured Parties (together with any successors and assigns thereto in such capacity, the “Bonding LC Agent”), and as administrative agent and collateral agent for each of the other Secured Parties from time to time under the Security Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Grantors are party to a Debtor-in-Possession Pledge and Security and Intercreditor Agreement dated as of August 6, 2015 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Alpha Natural Resources, Inc., the other Grantors named therein and the Agents, pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the First Out Credit Agreement and, if applicable, Second Out Credit Agreement, the Grantors hereby agree with each Agent, as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Secured Trademarks.

2.1 Grant of Security. Each Grantor hereby grants to each Agent, for the benefit of the Secured Parties a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or created by Grantor and wherever located (collectively, the “Secured Trademarks”):

all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, slogans, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications for any of the foregoing including, but not limited to, the registrations and applications referred to on Schedule A hereto, (ii) all extensions or renewals of, and amendments to, any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill of the foregoing, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world (collectively, “Trademarks”).

2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Secured Trademarks include or the security interests granted under Section 2.01 hereof attach to any intent-to-use application for trademark or service mark registration filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing under Section 1(c) or Section 1(d) of the Lanham Act of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such intent-to-use trademark or service mark application under applicable federal law.

[3]	May be conformed to account for any Revolving Agent or Second Out Agent

EXHIBIT B-1

SECTION 3. Security Agreement. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interest granted to each Secured Party pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Agents with respect to the security interests in the Secured Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Applicable Law. This Trademark Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to its conflicts of law provisions (other than Section 5-1401 and Section 5-1402 of the New York General Obligation Laws).

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 6. Intercreditor. The Agents acknowledge that the rights relating to, and relative priorities of, the Liens granted hereunder shall be subject in all respects to the intercreditor provisions set forth in the Security Agreement. In the event of any conflict with the terms of this Trademark Security Agreement and such provisions in the Security Agreement, the Security Agreement shall govern and control.

[Remainder of page intentionally left blank]

EXHIBIT B-2

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]

By:
Name:
Title:

EXHIBIT B-3

Accepted and Agreed: Citibank, N.A., as Term Agent, Term LC Agent and Bonding LC Agent

By:
Name:
Title:

EXHIBIT B-4

SCHEDULE A

TRADEMARK SECURITY AGREEMENT

I.	U.S. REGISTERED TRADEMARKS

Trademark	Country	Registration Number (Serial Number)	Registration Date (Filing Date)	Record Owner/Liens	Status/Comment

II.	U.S. TRADEMARK APPLICATIONS

EXHIBIT B-5

EXHIBIT C

TO PLEDGE AND SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT4

This Copyright Security Agreement, dated as of             , 20     (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Copyright Security Agreement”), is made and entered into by and between [GRANTORS] (collectively, the “Grantors”) and Citibank, N.A., as administrative agent and collateral agent for the Term Secured Parties (together with any successors and assigns thereto in such capacity, the “Term Agent”), as administrative agent and collateral agent for the Term LC Secured Parties (together with any successors and assigns thereto in such capacity, the “Term LC Agent”), as administrative agent and collateral agent for the Bonding LC Secured Parties (together with any successors and assigns thereto in such capacity, the “Bonding LC Agent”), and as administrative agent and collateral agent for each of the other Secured Parties from time to time under the Security Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Grantors are party to a Debtor-in-Possession Pledge and Security and Intercreditor Agreement dated as of August 6, 2015 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Alpha Natural Resources, Inc., the other Grantors named therein and the Agents, pursuant to which the Grantors are required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the First Out Credit Agreement and, if applicable, Second Out Credit Agreement, the Grantors hereby agree with each Agent, as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Secured Copyrights. Each Grantor hereby grants to each Agent, for the benefit of the Secured Parties a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or created by Grantor and wherever located (collectively, the “Secured Copyrights”):

(a) all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered and whether or not the underlying works of authorship have been published, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to on Schedule A hereto, (ii) all extensions and renewals thereof and amendments thereto, (iii) the rights to sue or otherwise recover for past, present and future infringements thereof, and (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world (collectively, “Copyrights”); and

(b) any and all agreements, licenses and covenants (whether or not in writing) providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue with respect to any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, those referred to on Schedule A hereto.

[4]	May be conformed to account for any Revolving Agent or Second Out Agent

EXHIBIT C-1

SECTION 3. Security Agreement. The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Agents with respect to the security interests in the Secured Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Applicable Law. This Copyright Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to its conflicts of law provisions (other than Section 5-1401 and Section 5-1402 of the New York General Obligation Laws).

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 6. Intercreditor. The Agents acknowledge that the rights relating to, and relative priorities of, the Liens granted hereunder shall be subject in all respects to the intercreditor provisions set forth in the Security Agreement. In the event of any conflict with the terms of this Copyright Security Agreement and such provisions in the Security Agreement, the Security Agreement shall govern and control.

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EXHIBIT C-2

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]

By:
Name:
Title:

EXHIBIT C-3

Accepted and Agreed: Citibank, N.A.,
as Term Agent, Term LC Agent and Bonding LC Agent

By:
Name:
Title:

EXHIBIT C-4

SCHEDULE A

COPYRIGHT SECURITY AGREEMENT

I.	U.S. REGISTERED COPYRIGHTS

Copyright	Country	Reg. No.	Reg. Date	Record Owner/Liens	Status/Comment

II.	U.S. COPYRIGHT APPLICATIONS

III.	EXCLUSIVE COPYRIGHT LICENSES

EXHIBIT C-5

EXHIBIT D

TO PLEDGE AND SECURITY AGREEMENT

PATENT SECURITY AGREEMENT5

This Patent Security Agreement, dated as of             , 20     (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Patent Security Agreement”), is made and entered into by and between [GRANTORS] (collectively, the “Grantors”) and Citibank, N.A., as administrative agent and collateral agent for the Term Secured Parties (together with any successors and assigns thereto in such capacity, the “Term Agent”), as administrative agent and collateral agent for the Term LC Secured Parties (together with any successors and assigns thereto in such capacity, the “Term LC Agent”), as administrative agent and collateral agent for the Bonding LC Secured Parties (together with any successors and assigns thereto in such capacity, the “Bonding LC Agent”), and as administrative agent and collateral agent for each of the other Secured Parties from time to time under the Security Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Grantors are party to a Debtor-in-Possession Pledge and Security and Intercreditor Agreement dated as of August 6, 2015 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Alpha Natural Resources, Inc., the other Grantors named therein and the Agents, pursuant to which the Grantors are required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the First Out Credit Agreement and, if applicable, Second Out Credit Agreement, the Grantors hereby agree with each Agent, as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Secured Patents. Each Grantor hereby grants to the each Agent, for the benefit of the Secured Parties a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or created by Grantor and wherever located (collectively, the “Secured Patents”):

all United States and foreign patents and certificates of invention, inventions or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to on Schedule A hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof and amendments thereto, (iii) all improvements thereto and inventions claimed therein, (iv) all rights to sue or otherwise recover for past, present and future infringements thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world (collectively, “Patents”).

[5]	May be conformed to account for any Revolving Agent or Second Out Agent

EXHIBIT D-1

SECTION 3. Security Agreement. The security interests granted pursuant to this Patent Security Agreement is granted in conjunction with the security interests granted to the Agents pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Agents with respect to the security interests in the Secured Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Applicable Law. This Patent Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to its conflicts of law provisions (other than Section 5-1401 and Section 5-1402 of the New York General Obligation Laws).

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 6. Intercreditor. The Agents acknowledge that the rights relating to, and relative priorities of, the Liens granted hereunder shall be subject in all respects to the intercreditor provisions set forth in the Security Agreement. In the event of any conflict with the terms of this Patent Security Agreement and such provisions in the Security Agreement, the Security Agreement shall govern and control.

[Remainder of page intentionally left blank]

EXHIBIT D-2

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]

By:
Name:
Title:

EXHIBIT D-3

Accepted and Agreed: Citibank, N.A.,
as Term Agent, Term LC Agent and Bonding LC Agent

By:
Name:
Title:

EXHIBIT D-4

SCHEDULE A

PATENT SECURITY AGREEMENT

I.	U.S. ISSUED PATENTS

Patent	Country	Patent Number (Application Number)	Issue Date (Filing Date)	Record Owner/Liens	Status/Comment

II.	U.S. PATENT APPLICATIONS

EXHIBIT D-5